                                                                   Exhibit 10.13









                                  OFFICE LEASE










                        LANDLORD: CT FOOTHILL 10/241, LLC










                           TENANT: Fountain View, Inc.

                                  OFFICE LEASE
                                Table of Contents

Section                                                                     Page
  No.     Title                                                              No.
-------   -----                                                             ----
1.        Terms and Conditions.................................................1
2.        Lease of Premises....................................................3
3.        Common Areas.........................................................3
4.        Term.................................................................4
5.        Rent.................................................................4
6.        Operating Expenses...................................................5
7.        Security Deposit.....................................................9
8.        Use.................................................................10
9.        Payments and Notices................................................11
10.       Brokers.............................................................13
11.       Surrender; Holding Over.............................................12
12.       Taxes on Tenant's Property..........................................12
13.       Condition Of Premises; Repairs......................................12
14.       Alterations.........................................................13
15.       Liens...............................................................15
16.       Assignment and Subletting...........................................15
17.       Entry by Landlord...................................................17
18.       Utilities and Services..............................................18
19.       Indemnification and Exculpation.....................................20
20.       Damage or Destruction...............................................20
21.       Eminent Domain......................................................22
22.       Tenant's Insurance..................................................23
23.       Landlord's Insurance................................................24
24.       Waivers of Subrogation..............................................24
25.       Tenant's Default and Landlord's Remedies............................25
26.       Landlord's Default..................................................27
27.       Subordination.......................................................27
28.       Estoppel Certificate................................................28
29.       Performance by Tenant; Interest and Late Charges....................28
30.       Cure Rights of Landlord's Mortgagees and Lessors....................29
31.       Transfer of Owner's Interest........................................29
32.       Quiet Enjoyment.....................................................29
33.       Parking.............................................................29
34.       Limitation on Landlord's Liability..................................30
35.       Hazardous Materials.................................................30
36.       Miscellaneous.......................................................31

                                                                     Section
EXHIBITS                                                         First Reference
--------                                                         ---------------
A.        Site Plan.....................................................1.5
B.        Floor Plan....................................................1.7
C.        Square Footage Determination..................................1.6
D.        Work Letter Agreement.........................................1.7
E.        Sample Form of Notice of Lease Term Dates.....................4.1
F.        Rules and Regulations.........................................8.1
G.        Parking Rules and Regulations................................34.3
H.        Landlord's Lender information..................................30

RIDERS
------
No. 1 Annual Basic Rent
No. 2 Outside Commencement Date

                                  OFFICE LEASE

      This LEASE is made as of the 26 day of August, 2002, by and between Landlord and Tenant:

                                   WITNESSETH:

      1. Terms and Conditions. For the purposes of this Lease, the following terms shall have the following definitions and meanings:

            1.1 Landlord:             CT FOOTHILL 10/241, LLC,
                                      a California limited liability company

            1.2 Landlord's Address:   CT Foothill 10/241, LLC
                                      3501 Jamboree Road, Suite 2000
                                      Newport Beach, California 92660
                                      Attn: Robert J. Searles

            With a copy to:           CT Realty Corporation
                                      20151 S.W. Birch, Suite 200
                                      Newport Beach, CA 92660
                                      Attn: Dan Culler

            1.3 Tenant:               Fountain View, Inc. a Delaware Corporation

            1.4 Tenant's Address:     27442 Portola Pkwy., Suite 200
                                      Foothill Ranch, CA 92610
                                      Attn: Legal Department
            With a copy to:
                                      ------------------------------------------

                                      ------------------------------------------
                                      Attn:
                                           -------------------------------------

            1.5 Site: Foothill 10/241 located at 27422 - 27442 Portola Parkway in the City of Foothill Ranch, County of Orange, State of California, as shown on the site plan attached hereto as Exhibit "A".

            1.6 Building: A three (3) story office building located on the Site, containing approximately 104,310 rentable square feet ("RSF") (subject to adjustment as set forth in Exhibit "C"), whose address is 27442 Portola Parkway, Suite 200, Portola Parkway, Foothill Ranch, 92610, California (the "Building").

            1.7 Premises: The Premises consists of approximately 19,784 rentable square feet ("RSF") and 17,937 usable square feet ("USF") on the second floor as generally shown on the floor plan attached hereto as Exhibit "B". The actual layout and square footage of the Premises shall be subject to the Final Plan as defined in Exhibit "D" and architectural measurement of the Premises, according to Exhibit "C". Additionally, Tenant shall have an ongoing First Opportunity to Lease any space that may become available on the same floor (Second Floor) as the Premises. Tenant's First Opportunity to Lease is subject to Tenant's response to Landlord within 10 days of notification by Landlord to Tenant of third party interest in leasing all or any portion of available space. The terms and conditions for any, and all, additional space shall be at the then current "fair market" rental rates for like sized space in the FOOTHILL PLAZA.

            1.8 Rentable Square Feet: See Exhibit "C".

            1.9 Commencement Date: See Exhibit "D".

            1.10 Estimated Commencement Dates: Scheduled monthly rental payments to begin three and one half months (3 l/2) after occupancy ("Rent Free Early Occupancy") which is anticipated to begin April 15, 2003, with Tenant occupancy beginning

      January 1,2003. The estimated commencement date of the term of the lease and Tenant's obligation for the payment of rent under the lease shall be determined by Substantial Completion as defined in Exhibit "D" paragraph 7.

            1.11 Term: Ninety (90) months plus Three and One Half (3.5) months of Rent Free Early Occupancy. Therefore, Tenant shall occupy the Premises for a total of Ninety Three and One Half (93.5) months, beginning April 15, 2003.

            1.12 OPTION TO EXTEND: Subject to Tenant providing Landlord with at least Nine months prior written notice and Tenant is not in default of any terms of the Lease, Tenant shall have the Option to Extend the Lease for all space then under lease by Tenant in the Building, for one (1) additional term of Five (5) years. The base rental rate shall be the then current "fair market" rental rates for like space in the Foothill Plaza. All other terms and conditions of the initial lease shall remain the same for the extended term of the lease.

            1.13 Annual Basic Rent: See Rider No. 1. Annual Basic Rent is payable in monthly installments ("Monthly Basic Rent"). The Annual Basic Rent is subject to adjustment as provided in Exhibit "C".

            1.14 Tenant's Proportionate Share of Operating Expenses: Tenant's Proportionate Share of Operating Expenses shall consist of two (2) separate percentages which shall be adjusted based on Tenant's Rentable Square Footage as determined by the Final Plan:

            (a) 18.97%, which is Tenant's Proportionate Share of the Building, which amount is equal to a fraction, the numerator of which is the Rentable Square Feet of the Premises (as set forth in Subparagraph 1.7 above), and the denominator of which is the Rentable Square Feet of the Building (as set forth in Subparagraph 1.6 above); and

            (b) 9.48%, which is Tenant's Proportionate Share of the Project, which amount is equal to a fraction, the numerator of which is the Rentable Square Feet of the Premises (as set forth in Subparagraph 1.7 above), and the denominator of which is the Rentable Square Feet of the Project (as set forth in Subparagraph 1.23 below). (See Exhibit "C")

            1.15 Landlord's Contribution to Operating Expenses: Tenant's Proportionate Share of Operating Expenses incurred by Landlord during the Base Year shall consist of the following two (2) separate components: (a) with respect to the Building Operating Expenses, Tenant's Proportionate Share of the Building (as set forth in Subparagraph 1.14(a) above), multiplied by the Building Operating Expenses incurred during the Base Year; and (b) with respect to the Project Operating Expenses, Tenant's Proportionate Share of the Project (as set forth in Subparagraph 1.14(b) above), multiplied by the Project Operating Expenses.

            As used herein, the "Base Year" shall mean the calendar year of 2003.

            1.16 Security Deposit: Tenant shall deposit with Landlord a Security Deposit in the amount of $294,000.00 (seven months of rent calculated at $2.10 per rentable square foot). Beginning on the anniversary of the Commencement Date of the Lease and continuing on first through the third anniversary of the Commencement Date of the Lease thereafter, Tenant shall receive a credit to Basic Rent in the amount of 1/7 of the Security Deposit held by Landlord and on the fourth anniversary Tenant shall receive a credit equal to 2/7 of the security deposit and on the fifth anniversary Tenant shall receive a credit equal to 1/7 of the Security Deposit thereby reducing the Security Deposit at the end of this period to $84,000.00 where it will remain until the expiration of the Lease. However, if Tenant is not out of bankruptcy, has been in Default under the terms of the Lease at any time during the twelve (12) months prior to the month in which the Security Deposit credit is due and/or has made more than one (1) Late Payment during the 12 month period immediately preceding the month in which the Security Deposit credit is due, the Security Deposit credit otherwise creditable at that anniversary shall not be credited towards basic rent and shall be held by Landlord until the expiration of the Lease.

            1.17 Permitted Use: General Purpose Office.

            1.18 Brokers: CB Richard Ellis representing Landlord and Schuler Commercial representing Tenant.

            1.19 Interest Rate: The lesser of: (a) the rate announced from time to time by Bank of America (or if the entity named herein ceases to exist or ceases to publish such rate, by the largest (as measured by deposits) chartered bank operating in the state in which the Building is located) as its "prime rate" or "reference rate", plus five percent (5%); or (b) the maximum rate permitted by law.

            1.20 Leasehold Improvements: The tenant improvements installed or to be installed for the Premises as described in the Work Letter Agreement attached hereto as Exhibit "D".

            1.21 Parking: 4 unreserved parking spaces per each 1,000 rentable square feet leased by Tenant. Additionally, Tenant shall have the right to One (1) exclusively marked parking space near the building entrance facing the 241 Transportation Corridor. The Tenant shall be responsible for the cost to install a Landlord approved sign to identify the space.

            1.22 Guarantor(s): N/A (none)

            1.23 Project: The Site, the two (2), three (3)-story buildings located thereon (including the Building), the Common Areas, the landscaping, parking facilities and all other improvements and facilities now or subsequently located on the Site from time to time, known as Foothill 10/241. The aggregate rentable square feet of the two (2) office buildings in the Project (including the Building) is approximately 208,620 rentable square feet. (See Exhibit "C")

      2. Lease of Premises. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises described in Subparagraph 1.7 above, improved or to be improved with the Leasehold Improvements. Such lease is upon, and subject to, the terms, covenants and conditions herein set forth and each party covenants, as a material part of the consideration for this Lease, to keep and perform their respective obligations under this Lease.

      3. Common Areas.

            3.1 Definitions: Tenant's Rights. During the Term of this Lease, Tenant shall have the nonexclusive right to use, in common with Landlord, other tenants in the Project and landlord and tenants of the adjacent parcels under the Operation and Reciprocal Easement Agreement recorded October 15, 1997 as Instrument No. 19970516456, as amended, and subject to the Rules and Regulations referred to in Paragraph 8 below, those portions of the Project (the "Project Common Areas") not leased or designated for lease to tenants that are provided for use in common by (or by the sublessees, agents, employees, customers or licensees of) Landlord, Tenant and any another tenants of the Project, whether or not those areas are open to the general public. The Project Common Areas shall include, without limitation, any fixtures, systems, decor, facilities and landscaping contained, maintained or used in connection with those areas, and shall be deemed to include any sidewalks adjacent to the Project, any pedestrian walkway system, parking or other facilities open to the general public. The common areas appurtenant to the Building shall be referred to herein as the "Building Common Areas" and shall include the following areas:

            (a) the common entrances, lobbies, restrooms on multi-tenant floors, elevators, stairways and access ways, loading docks, ramps, drives and platforms and any passageways and serviceways thereto, and the common pipes, conduits, wires and appurtenant equipment serving the Premises; and

            (b) the parking structure and parking areas (subject to Paragraph 33 below), loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, driveways and landscaped areas and plaza area appurtenant to the Building.

            The Building Common Areas and the Project Common Areas shall be referred to herein collectively as the "Common Areas."

            3.2 Landlord's Reserved Rights. Landlord reserves the right from time to time to use any of the Common Areas and to do any of the following, as long as such acts do not unreasonably interfere with Tenant's use of or access to the Premises:

            (a) expand the Building and construct or alter other buildings or improvements on the Site;

            (b) make any changes, additions, improvements, repairs or replacements in or to the Project, the Site, the Common Areas and/or the Building (including the Premises if required to do so by any law or regulation) and the fixtures and equipment thereof, including, without limitation: (i) maintenance, replacement and relocation of pipes, ducts, conduits, wires and meters, and (ii) changes in the location, size, shape and number of driveways, entrances, stairways, elevators, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas and walkways, and subject to Paragraph 33 below, parking spaces and parking areas;

            (c) close temporarily any of the Common Areas while engaged in making repairs, improvements or alterations to the Project, Site and/or Building so long as Tenant is provided with reasonable access to the Premises and reasonable parking; and

            (d) perform such other acts and make such other changes with respect to the Project, Site, Common Areas and Building as Landlord may, in the exercise of sound business judgment, deem to be appropriate.

      4. Term.

            4.1 Term; Notice of Lease Dates. The Term of this Lease shall be for the period designated in Subparagraph 1.11 commencing on the Commencement Date (as determined pursuant to Exhibit "D"), and ending on the expiration of such period, unless the Term is sooner terminated as provided in this Lease. Within fifteen (15) days after Landlord's written request, Tenant shall execute a written confirmation of the Commencement Date and expiration date of the Term in the form of the Notice of Lease Term Dates attached hereto as Exhibit "E". The Notice of Lease Term Dates shall be binding upon Tenant unless Tenant objects thereto in writing within such fifteen (15) day period.

            4.2 Estimated Commencement Date. It is estimated by the parties that the Term of this Lease will commence on the Estimated Commencement Date set forth in Subparagraph 1.10.

      5. Rent.

            5.1 Basic Rent. Tenant agrees to pay Landlord, as basic rent for the Premises, the Annual Basic Rent designated in Subparagraph 1.13. The Annual Basic Rent shall be paid by Tenant in twelve (12) equal monthly installments of Monthly Basic Rent designated in Subparagraph 1.13 in advance on the first day of each and every calendar, month during the Term. Tenant shall pay the first full month's Monthly Basic Rent $42,000 concurrently with the execution of this Lease. Annual Basic Rent for any partial month shall be prorated in the proportion mat the number of days this Lease is in effect during such month bears to the actual number of days in such month.

            5.2 Additional Rent. All amounts and charges payable by Tenant under this Lease in addition to the Annual Basic Rent described in Subparagraph
      5.1 above (including, without limitation, payments for insurance, repairs and Excess Expenses as provided in Paragraph 6) shall be considered additional rent for the purposes of this Lease, and the word "rent" in this Lease shall include such additional rent unless the context specifically or clearly implies that only the Annual Basic Rent is referenced. The Annual Basic Rent and additional rent shall be paid to Landlord as provided in Paragraph 9, without any prior demand therefore and without any deduction or offset whatever, in lawful money of the United States of America.

      6. Operating Expenses.

            6.1 Excess Expenses. Tenant shall pay to Landlord, in the manner and at the times set forth in the following provisions of this Paragraph 6, the amount by which Tenant's Proportionate Share of Operating Expenses (which consists of two (2) separate components as set forth in Subparagraph 1.14 above) exceeds Landlord's Contribution to Operating Expenses (which consists of two (2) separate components as set forth in Subparagraph 1.15 above). Such excess amounts shall be collectively referred to in this Paragraph 6 as "Excess Expenses".

            6.2 Definition of Operating Expenses. As used in this Lease, the term "Operating Expenses" shall mean collectively, the "Project Operating Expenses" and the "Building Operating Expenses." As used herein, "Building Operating Expenses" shall include all costs and expenses for janitorial services for the Building, all costs and expenses for utilities which are separately metered to the Building, and all other costs and expenses of operation and maintenance of the Building as determined by generally accepted accounting principles consistently applied, which Landlord may, from time to time, separately allocate to the Building, all of which shall be calculated assuming the Building is ninety five percent (95%) occupied (or calculated based on the actual level of occupancy for the calendar year in question if the Building is more than ninety five percent (95%) occupied) during such calendar year. As used herein, "Project Operating Expenses" shall include all costs and expenses of operation and maintenance of the Project, as determined by generally accepted accounting principles consistently applied, calculated assuming both buildings in the Project are ninety five percent (95%) occupied (or calculated based on the actual level of occupancy for the calendar year in question if the two (2) buildings in the Project are more than ninety five percent (95%) occupied) during such calendar year, excluding, however, the Building Operating Expenses for the two (2) buildings in the Project. Project Operating Expenses shall include the following costs by way of illustration but not limitation: (a) Real Property Taxes and Assessments (as defined in Subparagraph 6.4 below) and any taxes or assessments imposed in lieu thereof; (b) any and all assessments imposed with respect to the Project pursuant to any covenants, conditions and restrictions affecting the Project and/or the Reciprocal Easement Agreement; (c) water and sewer charges and the costs of electricity, heating, ventilating, air conditioning and other utilities; (d) utilities surcharges and any other costs, levies or assessments resulting from statutes or regulations promulgated by any governmental authority in connection with the use or occupancy of the Project or the parking facilities serving the Project;
      (e) costs of insurance obtained by Landlord pursuant to Paragraph 23 of this Lease, including any deductibles paid by Landlord; (f) waste disposal and janitorial services; (g) security; (h) labor; (i) costs incurred in the management of the Project, including, without limitation: (1) supplies, (2) wages and salaries (and payroll taxes and similar governmental charges related thereto) of employees used directly in the management, operation and maintenance of the Project, (3) Project management office rental (if such management office is located on the Project) at a cost not to exceed the fair market rental value for such office in comparable suburban Class A office buildings in South Orange County and excluding any portion of such office which is occupied principally for marketing purposes; and (4) a management/administrative fee not to exceed five percent (5%) of the annual gross revenues of the Project exclusive of the proceeds of financing or a sale of the Project;
      (j) supplies, materials, equipment and tools; (k) repair and maintenance of the elevators and the structural portions of the improvements in the Project, including the plumbing, heating, ventilating, air-conditioning and electrical systems installed or furnished by Landlord; (1) maintenance, costs and upkeep of all parking and Common Areas; (m) depreciation on a straight line basis and rental of personal property used in maintenance; (n) amortization on a straight-line basis over the useful life of all costs of costs of any disputes between Landlord and its employees (if any) not engaged in Building operation, disputes of Landlord with Building management, or outside fees paid in connection with disputes with other tenants.

            (j) any compensation paid to clerks, attendants or other persons in commercial concessions operated by or on behalf of Landlord;

            (k) electric power costs for which any tenant directly contracts with the local public service company or other supplier and is obligated to pay for the same, provided that for determining the electric power costs component of Operating Expenses, the square footage of any such tenant's leased premises shall be excluded from the denominator used for calculating Tenant's Proportionate Share;

            (l) costs arising from Landlord's charitable or political contributions;

            (m) penalties incurred due to Landlord's failure to comply with any applicable laws, rules, codes, regulations or other governmental requirements, or any covenants, conditions and restrictions (or the like);

            (n) any personal property taxes payable by Tenant or by other tenants of the Project;

            (o) utility connection fees, permit fees and other expenses related to the completion of the building for occupancy; and

            (p) costs of any items for which Landlord receives reimbursement from insurance proceeds or a third party. Insurance proceeds shall be excluded from Operating Expenses in the year in which they are received, except that any deductible amount (of an amount otherwise qualifying as Operating Expense) under any insurance policy shall be included within Operating Expenses.

            Landlord agrees that since one of the purposes of Operating Expenses and the gross up provision is to allow Landlord to require Tenant to pay for the costs attributable to its Premises, Landlord agrees that (i) Landlord will not collect or be entitled to collect Operating Expenses not actually paid by Landlord in connection with the operation of the Building or Project; (ii) Landlord shall make no profit from Landlord's collection of Operating Expenses; and (iii) Tenant's obligation to pay its proportionate share of any Real Property Taxes and Assessments shall be calculated as if Landlord had paid same in the maximum number of installments permitted (inclusive of interest charges, if any, payable to the taxing authority if Landlord had paid same in the maximum number of installments permitted), even if Landlord elected to make payment on a lump sum basis or otherwise.

            6.4 Definition of Real Property Taxes and Assessments. All Real Property Taxes and Assessments shall be adjusted to reflect an assumption that the buildings in the Project are fully assessed for real property tax purposes as completed buildings ready for occupancy. As used in this Lease, the term "Real Property Taxes and Assessments" shall mean: any form of assessment, license fee, license tax, business license fee, commercial rental tax, levy, charge, improvement bond, tax or similar imposition imposed by any authority having the direct power to tax, including any city, county, state or federal government, or any school, agricultural, lighting, drainage or other improvement or special assessment district thereof, as against any legal or equitable interest of Landlord in the Project, including the following by way of illustration but not limitation:

            (a) any tax on Landlord's "right" to rent or "right" to other income from the Premises or as against Landlord's business of leasing the Premises;

            (b) any assessment, tax, fee, levy or charge in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the state of California in June, 1978 election and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants. It is the intention of Tenant and Landlord that all such new and increased assessments, taxes, fees, levies and charges be included within the definition of "real property taxes" for the purpose of this Lease;

            (c) Any assessment, tax, fee, levy or charge allocable to or measured by the area of the Premises or other premises in the Project or the rent payable by Tenant hereunder or other tenants of the Project, including, without limitation, any gross receipts tax or excise tax levied by state, city or federal government, or any political subdivision thereof, with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof but not on Landlord's other operations;

            (d) any assessment, tax, fee, levy or charge upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises; and/or

            (e) any assessment, tax, fee, levy or charge by any governmental agency related to any transportation plan, fund or system (including assessment districts) instituted within the geographic area of which the Project is a part.

            If Landlord fails to contest the validity of any tax or assessment which Landlord is legally entitled to contest, or if Landlord elects not to contest any tax assessment within thirty (30) days of Tenant's request that Landlord do so, Tenant shall have the right, in Tenant's or Landlord's name, but at Tenant's sole cost and expense, to contest the validity of any tax or assessment or assessed valuation of the Building by appropriate proceedings timely instituted; provided that: (a) Tenant gives Landlord written notice of Tenants' intention to do so prior to the date on which Tenant is obligated to pay the next semi-annual installment of such taxes to the taxing authority; (b) Tenant makes timely payment to Landlord of any Real Property Taxes and Assessments payable by Tenant under this Lease; (C) no later than thirty (30) days prior to the date on which Landlord is obligated to pay the next semi-annual installment of such taxes to the taxing authority, Tenant requests Landlord, in writing, to pay such taxes under protest; and Tenant diligently prosecutes any such contest. Landlord shall, if requested by Tenant, cooperate with Tenant in any such proceedings; provided, however, that Landlord shall not be liable for any expenses whatsoever in connection therewith, and Tenant shall protect, indemnify, and reimburse Landlord for all claims, loss, cost, liability, expense, attorneys' fees or damages resulting therefrom. If Tenant prevails in such tax contest, Landlord shall, within thirty (30) days following Landlord's receipt of the refund of any overpaid taxes, pay to Tenant Tenant's Proportionate Share of the net amount of any such overpaid taxes which were paid by Tenant during the Lease Term, minus any expenses incurred in connection with any such tax contest.

            The foregoing provisions of this Subparagraph 6.4 above shall not include Landlord's federal or state income, franchise, inheritance or estate taxes.

            6.5 Estimate Statement. By the first day of each calendar year during the Term of this Lease after the Base Year, Landlord shall endeavor to deliver to Tenant a statement ("Estimate Statement" ) estimating the Operating Expenses for the current calendar year and the estimated amount of Excess Expenses payable by Tenant. Landlord shall have the right during any calendar year to deliver a revised Estimate Statement showing the Excess Expenses for such calendar year if Landlord determines that the Excess Expenses are greater than those set forth in the original Estimate Statement (or previously delivered revised Estimate Statement) for such calendar year. The Excess Expenses shown on the Estimate Statement (or revised Estimate Statement, as applicable) shall be divided into twelve
      (12) equal monthly installments, and Tenant shall pay to Landlord, concurrently with the regular monthly rent payment next due following the receipt of the Estimate Statement (or revised Estimate Statement, as applicable), an amount equal to one (1) monthly installment of such Excess Expenses multiplied by the number of months from January in the calendar year in which such statement is submitted to the month of such payment, both months inclusive (less any amounts previously paid by Tenant with respect to any previously delivered Estimate Statement or revised Estimate Statement for such calendar year, Installments shall be paid concurrently with the regular monthly rent payments for the balance of the calendar year and shall continue until the next calendar year's Estimate Statement (or current calendar year's revised Estimate Statement) is received.

            6.6 Actual Statement. By the first day of April of each succeeding calendar year during the Term of this Lease, Landlord shall endeavor to deliver to Tenant a substantially detailed statement ("Actual Statement") of the actual Operating Expenses and Excess Expenses for the immediately preceding calendar year. Landlord shall show by account the total Operating Expenses including detailed Excess Expense for the Building/Project and all adjustments corresponding to the requirements as set forth herein. Landlord shall provide in reasonable detail its calculation of Tenant's prorata share of Building/Project Operating Expenses, including Landlord's computation setting forth the ratio of the Premises rentable square feet to the Building/Project rentable square feet stated in 1.14(a) and (b). If the Actual Statement reveals that Excess Expenses were overstated or understated in any Estimate Statement (or revised Estimate Statement) previously delivered by Landlord pursuant to Subparagraph 6.5 above, then within thirty (30) days after delivery of the Actual Statement, Tenant shall pay to Landlord the amount of any such underpayment, or, Landlord shall pay to Tenant (or credit against the next monthly rent falling due), the amount of such overpayment, as the case may be.

            6.7 No Release. Any delay or failure by Landlord in delivering any Estimate Or Actual Statement pursuant to this Paragraph 6 shall not constitute a waiver of its right to receive Tenant's payment of Excess Expenses, nor shall it relieve Tenant of its obligations to pay Excess Expenses pursuant to this Paragraph 6, except that Tenant shall not be obligated to make any payments based on such Estimate or Actual Statement until thirty (30) days after receipt of such statement.

            6.8 Tenant's Audit Rights. If Tenant disputes the amount of Operating Expenses (including Tenant's Base Year) set forth in any Actual Statement delivered by Landlord, Tenant shall have the right, at its own cost and expense to audit or inspect Landlord's detailed records each year with respect to Building/Project Operating Expenses, as well as all other additional rent payable by Tenant pursuant to the Lease for any Lease Year (not to exceed one time per year) to be exercised, if at all, not later than eighteen (18) months following receipt of such Actual Statement. Pursuant to the foregoing, Landlord shall be obligated to keep such records for all Lease Years associated with this Lease until two (2) years following the termination of the Lease including any Lease Year prior to the Landlord's ownership of the Building/Project. Tenant shall be allowed to inspect such records with fifteen (15) days prior written notice at Landlord's office. The amounts payable under Subparagraph 6.6 by Landlord to Tenant or by Tenant to Landlord as the case may be shall be appropriately adjusted on the basis of such audit. If Tenant's audit determines that actual Operating Expenses have been overstated by more than four percent (4%), then Landlord shall immediately repay such overpayment and to Tenant, and Landlord shall also pay Tenant for the cost of such audit Should a dispute arise between the parties regarding the results of Tenant's audit, either party may cause the dispute to be submitted to JAMS/ENDISPUTE ("JAMS") in Orange County, California, for binding arbitration. The arbitration shall be conducted in accordance with the rules of practice and procedure of JAMS and otherwise pursuant to the California Arbitration Act (Code of Civil Procedures Section 1280 et. seq.). The arbitrator shall apportion the costs of the arbitration, together with the attorneys' fees of the parties, in the manner deemed equitable by the arbitrator, it being the intention of the parties that the prevailing party ordinarily be entitled to recover its reasonable costs and fees.

      7. Security Deposit.

            7.1 Use of Deposit. Tenant, contemporaneously with the execution of this Lease, has deposited with Landlord the sum set forth in Subparagraph
      1.16 above, receipt of which is hereby acknowledged by Landlord, said deposit being given to secure the faithful performance by Tenant of all of the terms, covenants and conditions of this Lease by Tenant to be kept and performed during the term hereof. Tenant agrees that if Tenant shall fail to pay the rent or any other sum herein required promptly when due, said deposit may, at the option of Landlord (but Landlord shall not be required to), be applied to any rent or other sum due and unpaid, and if Tenant violates any of the other terms, covenants and conditions of this Lease, said deposit shall be applied to any damages suffered by Landlord as a result of Tenant's default to the extent of the amount of the damages suffered.

            7.2 No Waiver. Nothing contained in this Paragraph shall in any way diminish or be construed as waiving any of Landlord's other remedies as provided in Paragraph 25 hereof, or by law or in equity. Should the entire security deposit, or any portion thereof, be appropriated and applied by Landlord for the payment of overdue rent or other sums due and payable to Landlord by Tenant hereunder, then Tenant shall, on the written demand of Landlord, forthwith remit to Landlord a sufficient amount in cash to restore said security deposit to its original amount, and Tenant's failure to do so within fifteen (15) days after the date of such statement of demand shall constitute a material breach of this Lease. Should Tenant comply with all of the terms, covenants and conditions of this Lease and promptly pay all of the rental herein provided for as it falls due, and all other sums payable by Tenant to Landlord hereunder, said security deposit shall be returned in full to Tenant within fifteen (15) days at the end of the term of this Lease, or upon the earlier termination of this Lease pursuant to the provisions hereof, except in the event the demised premises are sold as a result of the exercise of any power of sale under any mortgage or deed of trust, in which event this Lease shall be automatically amended to delete any reference to this Paragraph 7, and Tenant shall be entitled to immediate reimbursement of its security deposit from the party then holding said deposit.

      8. Use.

            8.1 General. Tenant shall use the Premises solely for the Permitted Use specified in Subparagraph 1.17, and shall not use or permit the Premises to be used for any other use or purpose whatsoever, without first obtaining Landlord's written consent which may be granted or withheld by Landlord in its absolute discretion. Tenant shall observe and comply with the "Rules and Regulations" attached hereto as Exhibit "F", and all non-discriminatory modifications thereof and additions thereto from time to time put into effect and furnished to Tenant by Landlord. Landlord shall not be responsible to Tenant for the violation or non-performance by any other tenant or occupant of the Project or the Building of any such Rules and Regulations. Tenant shall also observe and comply with all requirements of any board of fire underwriters or similar body relating to the Premises, and all laws, rules and regulations of all governmental agencies having jurisdiction. Tenant shall not use or allow the Premises to be used (a) in violation of any recorded covenants, conditions and restrictions affecting, the Site, provided Landlord advises Tenant in writing of such recorded covenants, conditions and restrictions or of any law or governmental rule or regulation, or of any certificate of occupancy issued for the Premises or Building, or (b) for any improper, immoral, unlawful or reasonably objectionable purpose. Tenant shall not do or permit to be done anything which will obstruct or interfere with the rights of other tenants or occupants of the Project or the Building, or injure or annoy them. Tenant shall not cause, maintain or permit any nuisance in, on or about the Premises, the Building, the Project or the Site, nor commit or suffer to be committed any waste in, on or about the Premises.

            8.2 Effect on Insurance. Tenant shall not do or permit to be done anything which will (a) violate or invalidate any insurance policy maintained by Landlord or Tenant hereunder, or (b) increase the costs of any insurance policy maintained by Landlord pursuant to Paragraph 23 or otherwise with respect to the Building, Site or Project. If Tenant's occupancy or conduct of its business in or on the Premises results in any increase in premiums for any insurance carried by Landlord with respect to the Building, Site or Project, Tenant shall pay such increase as additional rent within fifteen (15) days after being billed therefore by Landlord. If any insurance coverage carried by Landlord pursuant to Paragraph 23 or otherwise with respect to the Building, Site or Project shall be cancelled or reduced (or cancellation or reduction thereof shall be threatened) by reason of the use or occupancy of the Premises by Tenant or by anyone permitted by Tenant to be upon the Premises, and if Tenant fails to remedy such condition within five (5) business days after notice thereof (or, in the case of a condition which is not objectively capable of being cured within five (5) business days, if Tenant fails to commence such cure within five (5) business days or fails to diligently and continuously prosecute such cure to completion within a reasonable time not to exceed the time period established by the insurance carrier), Tenant shall be deemed to be in default under this Lease, and Landlord shall have all remedies provided in this Lease, at law or in equity, including, without limitation, the right (but not the obligation) to enter upon the Premises and attempt to remedy such condition at Tenant's cost.

      9. Payments and Notices. All rent and other sums payable by Tenant to Landlord hereunder shall be paid to Landlord at the first address designated in Subparagraph 1.2, or to such other persons and/or at such other places as Landlord may hereafter designate in writing. Any notice required or permitted to be given hereunder must be in writing and may be given by personal delivery (including delivery by nationally recognized overnight courier or express mailing service), or by registered or certified mail, postage prepaid, return receipt requested, addressed to Tenant at the address(es) designated in Subparagraph 1.4, or to Landlord at the address(es) designated in Subparagraph
1.2. Either party may, by written notice to the other, specify a different address for notice purposes.

      10. Brokers. The parties recognize that the broker(s) who negotiated this Lease are stated in Subparagraph 1.18, and agree that Landlord shall be solely responsible for the payment of brokerage commissions to said broker(s) as per separate agreement and that Tenant shall have no responsibility therefore unless written provision to the contrary has been made. Each party represents and warrants to the other that, to its knowledge, no other broker, agent or finder
(a) negotiated or was instrumental in negotiating or consummating this Lease on its behalf, and (b) is or might be entitled to a commission or compensation in connection with this Lease. Any broker, agent or finder of Tenant whom Tenant has failed to disclose herein shall be paid by Tenant. Tenant shall indemnify, defend (by counsel reasonably approved in writing by Landlord) and hold Landlord harmless from and against any and all claims, judgments, suits, causes of action, damages, losses, liabilities and expenses (including attorneys' fees and court costs) resulting from any breach by Tenant of the foregoing representation, including, without limitation, any claims that may be asserted against Landlord by any broker, agent or finder undisclosed by Tenant herein. Landlord shall indemnify, defend (by counsel reasonably approved in writing by Tenant) and hold Tenant harmless from and against any and all claims, judgments, suits, causes of action, damages, losses, liabilities and expenses (including attorneys' fees and court costs) resulting from any breach by Landlord of the foregoing representation, including, without limitation, any claims that may be asserted against Tenant by any broker, agent or finder undisclosed by Landlord herein. The foregoing indemnities shall survive the expiration or earlier termination of this Lease.

      11. Surrender: Holding Over.

            11.1 Surrender of Premises. Upon the expiration or sooner termination of this Lease, Tenant shall surrender all keys for the Premises to Landlord, and exclusive possession of the Premises to Landlord broom clean and in good condition and repair, reasonable wear and tear excepted (and casualty damage excepted), with all of Tenant's personal property (and those items, if any, of Leasehold Improvements and Tenant Changes identified by Landlord pursuant to Subparagraph 14.2 below) removed therefrom and all damage caused by such removal repaired, as required pursuant to Subparagraphs 14.2 and 14.3 below. If Tenant fails to surrender the Premises on the expiration or earlier termination of this Lease despite demand to do so by Landlord (including upon the expiration of any subsequent month-to-month tenancy pursuant to Subparagraph 11.2 below), with such removal and repair obligations completed, then, in addition to the Landlord's rights and remedies under Subparagraph 14.4 and the other provisions of this Lease, Tenant shall indemnify, defend with counsel reasonably acceptable to Landlord and hold Landlord harmless from all loss or liability including, without limitation, any claims made by any succeeding tenant based thereon. The foregoing indemnity shall survive the expiration or earlier termination of this Lease.

            11.2 Hold Over. Any holding over after the expiration of the term of this Lease, with the consent of Landlord, shall be construed to be a tenancy from month to month, cancelable upon thirty (30) days written notice, and upon the same terms and conditions as exist during the last year of the term hereof except the Annual Basic Rent shall be increased to one hundred fifty percent (150%) of the Annual Basic Rent during the last year of the term hereof or to fair market value, whichever is greater. Any holding over after the expiration of the term of this Lease, without the consent of Landlord, shall result in Tenant being a tenant at sufferance, in which event Landlord shall have the right to immediately terminate this Lease and Tenant shall indemnify, defend and hold Landlord harmless from any and all costs, liabilities, obligations, damages and claims resulting therefrom.

            ll.3 No Effect on Landlord's Rights. The foregoing provisions of this Paragraph 11 are in addition to, and do not affect, Landlord's right of re-entry or any other rights of Landlord hereunder or otherwise provided by law or equity.

      12. Taxes on Tenant's Property. Tenant shall be liable for, and shall pay before delinquency, all taxes and assessments (real and personal) levied against
(a) any personal property or trade fixtures placed by Tenant in or about the Premises (including any increase in the assessed value of the Premises based upon the value of any such personal property or trade fixtures); and (b) any Leasehold Improvements or alterations in the Premises (whether installed and/or paid for by Landlord or Tenant) to the extent such items are assessed at a valuation higher than the valuation at which tenant improvements conforming to the Building standard tenant improvements set forth in Schedule "1" to Exhibit "D" are assessed. If any such taxes or assessments are levied against Landlord or Landlord's property, Landlord may, after written notice to Tenant (and under proper protest if requested by Tenant) pay such taxes and assessments, and Tenant shall reimburse Landlord therefore within ten (10) business days after demand by Landlord; provided, however, Tenant, at its sole cost and expense, shall have the right, with Landlord's cooperation, to bring suit in any court of competent jurisdiction to recover the amount of any such taxes and assessments so paid under protest.

      13. Condition Of Premises; Repairs.

            13.1 Condition of Premises. Tenant acknowledges that, except as otherwise expressly set forth in this Lease, neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises, the Building, the Site or the Project or their condition, or with respect to the suitability thereof for the conduct of Tenant's business. The taking of possession of the Premises by Tenant shall conclusively establish that the Project, the Site, the Premises, the Leasehold Improvements therein, the Building and the Common Areas were at such time complete and in good, sanitary and satisfactory condition and repair with all work required to be performed by Landlord, if any, pursuant to Exhibit "D" completed and without any obligation on Landlord's part to make any alterations, upgrades or improvements thereto, except as provided in Exhibit "D" and the repair of any latent defects in the Building or Premises (excluding any portion of the Premises constructed by Tenant) disclosed by Tenant and specified in written notice to Landlord within ninety (90) days after the Commencement Date. Landlord shall cause all latent defects so specified by notice from Tenant to be completed and/or repaired as soon as reasonably possible after Landlord's receipt thereof.

            13.2 Tenant's Repair Obligations. Except for Landlord's obligations specifically set forth in Subparagraphs 13.1,13.3, 20.1 and 21.2 hereof, Tenant shall at all times and at Tenant's sole cost and expense, keep, maintain, repair and preserve the Premises and all Leasehold Improvements, Tenant Changes, and any alterations, additions and property therein in first-class condition and repair, reasonable wear and tear excepted. Such maintenance and repairs shall be performed with due diligence, lien-free and in a first-class workmanlike manner, by such contractor(s) selected by Tenant and approved by Landlord, which approval shall not be unreasonably withheld or delayed. Except as otherwise expressly provided in this Lease, Landlord shall have no obligation to alter, remodel, improve, repair, renovate, redecorate or paint all or any part of the Premises.

            13.3 Landlord's Repair Obligations. Notwithstanding the provisions of Subparagraph 13.2 above to the contrary, Landlord shall, as part of the Operating Expenses, repair and maintain in a good condition (a) the Building's shell and other structural portions of the Building (including the roof and foundations), (b) the basic plumbing, heating, ventilating, air conditioning, sprinkler and electrical systems within the Building's core and (c) the Common Areas; provided, however, to the extent such maintenance or repairs are required as a result of any act, neglect, fault or omission of Tenant or any of Tenant's agents, employees, contractors, licensees or invitees, Tenant shall pay to Landlord, as additional rent, the costs of such maintenance and repairs.

            13.4 Tenant's Waiver; Self-Help. Tenant waives the right to make repairs at Landlord's expense under any law, statute or ordinance now or hereafter in effect (including the provisions of California Civil Code
      Section 1942 and any successive sections or statutes of a similar nature).

      14. Alterations.

            14.1 Tenant Changes: Conditions. After installation of the initial Leasehold Improvements for the Premises pursuant to Exhibit "D", Tenant may, at its sole cost and expense, make alterations, additions, improvements and decorations to the Premises (collectively, "Tenant Changes") subject to and upon the following terms and conditions:

            (a) Notwithstanding any provision in this Paragraph 14 to the contrary, Tenant is absolutely prohibited from making any alterations, additions, improvements or decorations which: (i) affect any area outside the Premises; (ii) affect the Building's structure, or detrimentally affect any equipment or systems, or the proper functioning thereof, or Landlord's access thereto; (iii) affect the outside appearance, character or use of the Project, the Building or the Common Areas; (iv) weaken or impair the structural strength of the Building; (v) in the reasonable opinion of Landlord, lessen the value of the Project or Building; or (vi) will violate or require a change in any occupancy certificate applicable to the Premises.

            (b) Before proceeding with any Tenant Change which is not otherwise prohibited in Subparagraph 14.1(a) above, Tenant must first obtain Landlord's written approval thereof (including approval of all plans, specifications and working drawings for such Tenant Change), which approval shall not be unreasonably withheld or delayed. However, Landlord's prior approval shall not be required for any Tenant Change (i) which, when combined with all of Tenant's other Tenant Changes over a twelve-month period do not, in the aggregate, cost more than Ten Thousand Dollars ($10,000.00); (ii) provided that Tenant delivers to Landlord final plans, specifications and working drawings for such Tenant Change at least ten (10) days prior to commencement of the work thereof; and (iii) further provided that Tenant and such Tenant Change otherwise satisfy all other conditions set forth in this Subparagraph 14.1.

            (c) After Landlord has approved the Tenant Changes and the plans, specifications and working drawings therefore, Tenant shall: (i) enter into an agreement for the performance of such Tenant Changes with such contractors and subcontractors selected by Tenant and approved by Landlord, which approval shall not be unreasonably withheld or delayed; (ii) before proceeding with any Tenant Change, provide Landlord with ten (10) days' prior written notice thereof; and
(iii) pay to Landlord, within fifteen (15) days after written demand, the costs of any increased insurance premiums incurred by Landlord to include such Tenant Changes in the fire and extended coverage insurance obtained by Landlord pursuant to Paragraph 23 below. However, Landlord shall be required to include the Tenant Changes under such insurance only to the extent such insurance is actually obtained by Landlord and such Tenant Changes are insurable under such insurance; if such Tenant Changes are not or cannot be included in Landlord's insurance, Tenant shall insure the Tenant Changes under its casualty insurance pursuant to Subparagraph 22.1(a) below. In addition, before proceeding with any Tenant Change, Tenant's contractors shall obtain, on behalf of Tenant and at Tenant's sole cost and expense, all necessary governmental permits and approvals for the commencement and completion of such Tenant Change.

            (d) Tenant shall pay to Landlord, as additional rent, the reasonable costs of Landlord's engineers and other consultants (but not Landlord's on-site management personnel) for review of all plans, specifications and working drawings for the Tenant Changes, within fifteen
(15) business days after Tenant's receipt of invoices either from Landlord or such consultants.

            (e) All Tenant Changes shall be performed: (i) in accordance with the approved plans, specifications and working drawings; (ii) lien-free and in a first-class and workmanlike manner; (iii) in compliance with all laws, rules, and regulations of all governmental agencies and authorities; (iv) in such a manner so as not to interfere with the occupancy of any other tenant in the Project or Building, nor impose any additional expense upon nor delay Landlord in the maintenance and operation of the Project or Building; and (v) at such times, in such manner and subject to such rules and regulations as Landlord may from time to time reasonably designate.

            (f) Throughout the performance of the Tenant Changes, Tenant shall obtain, or cause its contractors to obtain, workers compensation insurance and general liability insurance in compliance with the provisions of Paragraph 22 of this Lease.

            14.2 Removal of Tenant Changes and Leasehold Improvements. All Tenant Changes and the initial Leasehold Improvements in the Premises (whether installed or paid for by Landlord or Tenant), shall become the property of Landlord and shall remain upon and be surrendered with the Premises at the end of the Term of this Lease. Landlord's, consent to the initial Leasehold Improvements shall relieve Tenant of any obligation to remove such Leasehold Improvements at the expiration or sooner termination of this Lease, unless, at the time Landlord consents to such Leasehold Improvements, Landlord indicates that it will require removal of such Leasehold Improvements on the expiration or sooner termination of this Lease. If Tenant so desires, Tenant may, prior to making any Tenant Changes (regardless of whether Landlord's consent to such Tenant Changes is required), request Landlord to notify Tenant, in writing, within ten
      (10) days following receipt of Tenant's request, as to whether Landlord will require the removal of such Tenant Changes and restoration of the Premises to the condition which existed prior to the performance of any such Tenant Changes. If Landlord fails to respond to Tenant's request, in writing, within such ten (10) day period, Landlord shall be deemed to have elected to require that such Tenant Changes not be removed and the Premises restored as of the expiration or sooner termination of the Term of this Lease. If Landlord requires Tenant to remove any such items as described above, Tenant shall, at its sole cost, remove the identified items on or before the expiration or sooner termination of this Lease and repair any damage to the Premises caused by such removal (or, at Landlord's option, shall pay to Landlord all of Landlord's costs of such removal and repair).

            14.3 Removal of Personal Property. All articles of personal property owned by Tenant or installed by Tenant at its expense in the Premises (including business and trade fixtures, furniture and movable partitions) shall be, and remain, the property of Tenant, and shall be removed by Tenant from the Premises, at Tenant's sole cost and expense, on or before the expiration or sooner termination of this Lease. Tenant shall repair any damage caused by such removal.

            14.4 Tenant's Failure to Remove. If Tenant fails to remove by the expiration or sooner termination of this Lease substantially all of its personal property, or any items of Leasehold Improvements or Tenant Changes identified by Landlord for removal pursuant to Subparagraph 14.2 above, Landlord may, after Tenant's continued failure after ten (10) days written notice to Tenant, and at its option, treat such failure as a hold over pursuant to Subparagraph 11.2 above, and/or may (without liability to Tenant for loss thereof), at Tenant's sole cost and in addition to Landlord's other rights and remedies under this Lease, at law or in equity: (a) remove and store such items; and/or (b) upon an additional ten
      (10) days' prior notice to Tenant, sell all or any such items at private or public sale for such price as Landlord may obtain. Landlord shall apply the proceeds of any such sale to any amounts due to Landlord under this Lease from Tenant (including Landlord's attorneys' fees and other costs incurred in the removal, storage and/or sale of such items), with any remainder to be paid to Tenant.

      15. Liens. Tenant shall not permit any mechanic's, materialmen's or other liens to be filed against all or any part of the Project, the Site, the Building or the Premises, nor against Tenant's leasehold interest in the Premises, by reason of or in connection with any repairs, alterations, improvements or other work contracted for or undertaken by Tenant or any other act or omission of Tenant or Tenant's agents, employees, contractors, licensees or invitees. Tenant shall, at Landlord's request, provide Landlord with enforceable, conditional and final lien releases (and other evidence reasonably requested by Landlord to demonstrate protection from liens) from all persons furnishing labor and/or materials with respect to the Premises. Landlord shall have the right at all reasonable times to post on the Premises and record any notices of non-responsibility which it deems necessary for protection from such liens. If any such liens are filed, Tenant shall, at its sole cost, immediately cause such lien to be released of record or bonded so that it no longer affects title to the Project, the Site, the Building or the Premises. If Tenant fails to cause such lien to be so released or bonded within ten (10) days after filing thereof, such failure shall be deemed a material breach by Tenant under this Lease, and Landlord may, without waiving its rights and remedies based on such breach, and without releasing Tenant from any of its obligations, cause such lien to be released by any means it shall deem proper, including payment in satisfaction of the claim giving rise to such lien. Tenant shall pay to Landlord within fifteen
(15) days after receipt of invoice from Landlord, any sum paid by Landlord to remove such liens, together with interest at the Interest Rate from the date of such payment by Landlord.

      16. Assignment and Subletting.

            16.1 General. Assignment or encumbrance of all or any part of this Lease, and any sublease of all or any part of the Premises, shall only be permitted, in conformance with the provisions of this Paragraph 16.

            16.2 Restriction on Transfer. Subject to the provisions of Subparagraphs 16.3, 16.4, 16.5 and 16.6, Tenant shall not, without the prior written consent of Landlord, assign or encumber this Lease or any interest herein or sublet the Premises or any part thereof, or permit the use or occupancy of the Premises by any party other than Tenant (any such assignment, encumbrance, sublease or the like shall sometimes be referred to as a "Transfer"). Any Transfer without Landlord's consent (except for a Transfer pursuant to Subparagraph 16.6 below) shall constitute a default by Tenant under this Lease, and in addition to all of Landlord's other remedies at law, in equity or under this Lease, such Transfer shall be voidable at Landlord's election. For purposes of this Paragraph 16, if Tenant is a corporation, partnership or other entity, any transfer, assignment, encumbrance or hypothecation of twenty-five percent (25%) or more (individually or in the aggregate) of any stock or other ownership interest in such entity, and/or any transfer, assignment, hypothecation or encumbrance of any controlling ownership or voting interest in such entity shall be deemed an assignment of this Lease and shall be subject to all of the restrictions and provisions contained in this Paragraph 16; unless Tenant (i) notifies Landlord of such Transfer, (ii) demonstrates to Landlord's reasonable satisfaction that such Transfer does not constitute a change in control of Tenant, and (iii) promptly supplies Landlord with any documents or information reasonably requested by Landlord regarding such Transfer and/or transferee. The immediately preceding sentence shall not apply to any transfers of stock of Tenant if Tenant is a publicly-held corporation and such stock is transferred publicly over a recognized security exchange or over-the-counter market or as a part of going public Tenant transfers 25% or more, provided that no new stockholder acquires more than 25% stock ownership, unless such ownership acquisition does not constitute, in Landlord's reasonable discretion, a change in control of Tenant. However, notwithstanding the prior sentence to the contrary, Tenant shall be able to conclusively prove to Landlord that no change in control has occurred by showing that a preexisting shareholder held and continues to hold an ownership interest in Tenant that is greater than the shareholder acquiring a new 25% interest in Tenant and that through such ownership such existing shareholder possesses the power to control Tenant. For purposes of this Section, the term "control" (including "controls", "controlled by" and "under common control with" shall mean the power, whether direct or indirect, to direct or cause the direction of the management and policies of the Tenant.

            16.3 Landlord's Options. If at any time or from time to time during the Term Tenant desires to effect a Transfer, Tenant shall deliver to Landlord written notice ("Transfer Notice") setting forth the terms and provisions of the proposed Transfer and the identity of the proposed assignee, sublessee or other transferee (sometimes referred to hereinafter as a "Transferee"). Tenant shall also deliver to Landlord with the Transfer Notice, a current financial statement and financial statements for the preceding two (2) years of the Transferee which have been certified or audited by an independent accounting firm, and such other information concerning the business background and financial condition of the proposed Transferee as Landlord may reasonably request. Landlord shall have the option, exercisable by written notice delivered to Tenant within ten (10) days after Landlord's receipt of the Transfer Notice, such financial statements and other information, either to approve or disapprove such Transfer, which approval shall not be unreasonably withheld.

            16.4 Additional Conditions; Excess Rent. If Landlord approves of the proposed Transfer pursuant to Subparagraph 16.3 above, Tenant may enter into the proposed Transfer with such proposed Transferee subject to the following further conditions:

            (a) the Transfer shall be on the same terms set forth in the Transfer Notice delivered to Landlord (if the terms have changed, Tenant must submit a revised Transfer Notice to Landlord and Landlord shall have another ten
(10) days after receipt thereof to make the election in Subparagraph 16.3);

            (b) no Transfer shall be valid and no Transferee shall take possession of the Premises until an executed counterpart of the assignment, sublease or other instrument affecting the Transfer has been delivered to Landlord pursuant to which the Transferee shall expressly assume all of Tenant's obligations under this Lease (or with respect to a sublease of a portion of the Premises or for a portion of the Term, all of Tenant's obligations applicable to such portion);

            (c) no Transferee shall have a further right to assign, encumber or sublet, except on the terms herein contained; and

            (d) fifty percent (50%) of the amount by which any rent or other economic consideration received by Tenant as a result of such Transfer exceeds, in the aggregate, the total rent which Tenant is obligated to pay Landlord under this Lease (prorated to reflect obligations allocable to any portion of the Premises subleased).

            16.5 Reasonable Disapproval. Landlord and Tenant hereby acknowledge that Landlord's disapproval of any proposed Transfer pursuant to Subparagraph 16.3 shall be deemed reasonably withheld if based upon any reasonable factor, including, without limitation, any or all of the following factors: (a) the proposed Transfer would result in more than two (2) subleases of portions of the Premises being in effect at any one time during the Term;
      (b) the proposed Transferee is an existing tenant of the Project or is presently negotiating with Landlord (unless Landlord cannot accommodate the space requirement of the proposed Transferee within a reasonable time frame) for space in the Project; (c) the proposed Transferee is a governmental entity; (d) the use of the Premises by the Transferee (i) is not permitted by the use provisions in Paragraph 8 hereof, or (ii) violates any exclusive use granted by Landlord to another tenant in the Project; (e) the Transfer would likely result in a significant increase in the use of the parking areas or Common Areas by the Transferee's employees or visitors, and/or significantly increase the demand upon utilities and services to be provided by Landlord to the Premises; (f) the Transferee does not have the financial capability to fulfill the obligations imposed by the Transfer; (g) the Transferee is not in Landlord's reasonable opinion of reputable or good character or consistent with Landlord's reasonably desired tenant mix; or (h) the Transferee is a real estate developer or is acting directly or indirectly on behalf of a real estate developer.

            16.6 Permitted Transfers. Tenant may assign this Lease or sublet the Premises or any portion thereof, without paying any fees to or splitting any amounts received with Landlord, without Landlord's consent to any corporation or other entity which controls, is controlled by or is under common control with Tenant, or to any corporation or other entity resulting from a merger or consolidation with Tenant, or to any person or entity which acquires all of the assets of Tenant's business as a going concern (collectively, "Permitted Transfers"), provided that: (a) if an assignment, the assignee assumes, in full, the obligations of Tenant under this Lease (or if a sublease, the sublessee of a portion of the Premises or Term assumes, in full, the obligations of Tenant with respect to such portion); (b) Tenant remains fully liable under this Lease; (c) the use of the Premises under Paragraph 8 of this Lease remains unchanged; and (d) such transaction is not entered into as a subterfuge to avoid the restrictions and provisions of this Paragraph 16.

            16.7 No Release. No Transfer shall release Tenant of Tenant's obligations under this Lease or alter the primary liability of Tenant to pay the rent and to perform all other obligations to be performed by Tenant hereunder. Landlord may require that any Transferee remit directly to Landlord on a monthly basis, all monies due Tenant by said Transferee.

            However, the acceptance of rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. Consent by Landlord to one Transfer shall not be deemed consent to any subsequent Transfer. In the event of default by any Transferee of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such Transferee or successor.

            16.8 Administrative and Attorneys' Fees. If Tenant requests the consent of Landlord to any Transfer, then Tenant shall, upon demand, pay Landlord a non-refundable administrative fee of Five Hundred Dollars ($500.00). Acceptance of the administrative fee shall in no event obligate Landlord to consent to any proposed Transfer.

      17. Entry by Landlord. Landlord and its employees and agents shall at all times have the right to enter the Premises to inspect the same, to supply janitorial service and any other service required to be provided by Landlord to Tenant under this Lease,) to exhibit the Premises to prospective lenders or purchasers (or during the last year of the Term, to prospective tenants), to post notices of non-responsibility, and/or to alter, improve or repair the Premises or any other portion of the Building or Project, all without being deemed guilty of or liable for any breach of Landlord's covenant of quiet enjoyment or any eviction of Tenant, and without abatement of rent, provided such entry by Landlord or its employees and agents is reasonable in manner and duration. Landlord shall provide Tenant with reasonable notice prior to any entry into the

Premises for purposes of inspection, exhibition, posting notices or making alterations, but no prior notice shall be required for any entry for providing janitorial services, relamping, recurring maintenance work or responding to emergencies. In exercising such entry rights, Landlord shall endeavor to minimize, as reasonably practicable, the interference with Tenant's business, and shall provide Tenant with reasonable advance written notice of such entry (except in emergency situations). For each of the foregoing purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises, excluding Tenant's vaults and safes, and Landlord shall have the means which Landlord may deem proper to open said doors in an emergency in order to obtain entry to the Premises. Any entry to the Premises obtained by Landlord by any of said means or otherwise shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction of Tenant from the Premises or any portion thereof, or grounds for any abatement or reduction of rent, provided that Landlord reasonably entered the Premises for a permitted purpose. Any repairs to the Premises necessitated on account of any such entry by Landlord shall be Landlord's responsibility, unless such repairs result from Tenant's failure to provide Landlord with properly labeled keys for the Premises. Nothing in this Paragraph 17 shall be construed as obligating Landlord to perform any repairs, alterations or decorations, except as otherwise expressly required in this Lease to be performed by Landlord.

      18. Utilities and Services.

            18.1 Standard Utilities and Services. Subject to the terms and conditions of this Lease, and the obligations of Tenant as set forth herein below, Landlord shall furnish or cause to be furnished to the Premises the following utilities and services in a manner consistent with other comparable Class A quality office buildings located in South Orange County, the costs of which shall be included in Operating Expenses, unless otherwise specified below (Landlord reserves the right to adopt non-discriminatory modifications and additions to the following provisions from time to time so long as such modifications do not materially decrease the level of service provided to Tenant):

            (a) Landlord shall make available for Tenant's non-exclusive use, the non-attended passenger elevator facilities of the Building, seven days per week, 24 hours per day. Tenant shall have access to the Premises seven (7) days per week, 24 hours per day.

            (b) Landlord shall furnish during "Business Hours" heating, ventilation and air conditioning ("HVAC") for the Premises as required in Landlord's judgment for the comfortable and normal occupancy of the Premises. For purposes of this Subparagraph 18.1, the "Business Hours" shall mean 7:00 a.m. to 6:00 p.m. on Monday through Friday and 8:00 a.m. to 1PM on Saturday (except holidays). The cost of maintenance and service calls to adjust and regulate the HVAC system shall be charged to Tenant if the need for maintenance work results from either Tenant's adjustment of room thermostats or Tenant's failure to comply with its obligations under this Paragraph 18. Such work shall be charged at hourly rates equal to then-current journeyman's wages for HVAC mechanics. If Tenant desires HVAC at any time other than during Business Hours, Landlord shall provide such "after-hours" usage after twenty-four (24) hours advance request by Tenant, and Tenant shall pay to Landlord, as additional rent (and not as part of the Operating Expenses) the actual cost on an average hourly basis (including Landlord's reasonable administrative costs of fifteen percent (15%) of such actual costs, which shall be excluded from Operating Expenses), as reasonably and fairly determined by Landlord from time to time, of such after-hours usage. Landlord agrees that it shall use reasonable efforts to accommodate Tenant's requests for after-hours HVAC service on less than twenty-four (24) hours prior notice whenever possible.

            (c) Landlord shall furnish to the Premises 24 hours per day, reasonable quantities of electric current for fluorescent and incandescent lighting, and task ambient lighting and for normal office equipment in quantities and intensity of use which is customary and reasonable for normal office tenants (collectively "Customary Uses"). Landlord shall have the right to require that any raised-floor computer facility portions of the Premises, any uninterrupted power supply circuits and any other circuits serving computers, equipment or facilities which are not Customary Uses (collectively, "Separately Metered Portions") shall be separately metered, and that the charges for all such separately metered electrical consumption be paid by Tenant either directly to the utility company, or to Landlord, as Landlord elects, which charges shall be excluded from Operating Expenses. In no event shall Tenant's use of electric current ever exceed the capacity of the feeders to the Building or the risers or wiring installation of the Building. Landlord shall also furnish hot and cold water to the Premises 24 hours per day for drinking and lavatory purposes, in such quantities as required in Landlord's reasonable judgment for the comfortable and normal use of the Premises. If Tenant requires or consumes water in excess of what is considered reasonable or normal by Landlord, Landlord may require Tenant to pay to Landlord, as additional rent, the cost as fairly determined by Landlord incurred for such excess usage.

            (d) Landlord shall furnish bonded janitorial services to the Premises five (5) days per week pursuant to janitorial and cleaning specifications as may be adopted by Landlord from time to time, which standards shall be consistent with the standards typical for comparable Class A quality office buildings located in the South Orange County area. No person(s) other than those persons approved by Landlord shall be permitted to enter the Premises for such purposes. Janitor service shall include ordinary dusting and cleaning by the janitor assigned to do such work and shall not include cleaning of carpets or rugs, except normal vacuuming, or moving of furniture, interior window cleaning, and other special services. Such additional services may be rendered by Landlord pursuant to written agreement with Tenant as to the extent of such services and the payment of the cost thereof. Janitor service will not be furnished on nights when rooms are occupied after 7:30 p.m. or to rooms which are locked unless a key is furnished to Landlord for use by the janitorial contractor. Window cleaning shall be done only by Landlord, at such time and frequency as reasonably determined by Landlord. Tenant shall pay to Landlord the cost of removal of any of Tenant's refuse and rubbish to the extent that the same exceeds the refuse and rubbish usually attendant upon the use of the Premises as offices.

            (e) Landlord may provide security service or protection in the Building, in a manner consistent with other comparable Class A quality office buildings located in the South Orange County office market from the Commencement Date through the Term.

            (f) At Landlord's option, and subject to the provisions of Subparagraph 18.1(c), above, Landlord may install water, electricity and/or HVAC meters in the Premises to measure Tenant's consumption of such utilities, including any after-hours and extraordinary usage described above.

            18.2 Tenant's Obligations. Tenant shall cooperate fully at all times with Landlord, and abide by all reasonable and non-discriminatory regulations and requirements which Landlord may prescribe for the proper functioning and protection of the Building's services and systems. Tenant shall not use any apparatus or device in, upon or about the Premises which may in any way increase the amount of services or utilities usually furnished or supplied to the Premises or other premises in the Building. In addition, Tenant shall not connect any conduit, pipe, apparatus or other device to the Building's water, waste or other supply lines or systems for any purpose without first obtaining Landlord's written consent. Neither Tenant nor its employees, agents, contractors, licensees or invitees shall at any time enter, adjust, tamper with, touch or otherwise in any manner affect the mechanical installations or facilities of the Building.

            18.3 Failure to Provide Utilities. Landlord's failure to furnish any of the utilities and services described in Subparagraph 18.1 above when such failure is caused by all or any of the following shall not result in any liability of Landlord, except as otherwise set forth in this Lease:
      (a) accident, breakage or repairs; (b) strikes, lockouts or other labor disturbances or labor disputes of any such character; (c) governmental regulation, moratorium or other governmental action; (d) inability to obtain electricity, water or fuel; or (e) any other cause beyond Landlord's reasonable control. In addition, in the event of the failure of any said utilities or services, Tenant shall not be entitled to any abatement or reduction of rent (except as expressly provided in Subparagraphs 20.3 and 21.2 if such failure is a result of a damage or taking described therein), except as otherwise set forth in this Lease, no eviction of

      Tenant shall result, and Tenant shall not be relieved from the performance of any covenant or agreement in this Lease.

      19. Indemnification and Exculpation.

            19.1 Tenant's Indemnification of Landlord. Tenant shall be liable for, and shall indemnify, defend and hold Landlord and Landlord's partners, officers, directors, employees, agents, successors and assigns (collectively, "Landlord Indemnified Parties") harmless from and against, any and all claims, damages, judgments, suits, causes of action, losses, liabilities and expenses, including attorneys' fees and court costs (collectively, "Indemnified Claims"), arising or resulting from (a) any negligent act or negligent omission of Tenant or any of Tenant's agents, employees, contractors, subtenants, assignees, licensees or invitees (collectively, "Tenant Parties"); (b) the use of the Premises and Common Areas and conduct of Tenant's business by Tenant or any Tenant Parties, or any other activity, work or thing done, permitted or suffered by Tenant or any Tenant Parties, in or about the Premises, the Building or elsewhere on the Site; and/or (c) any default by Tenant of any obligations on Tenant's part to be performed under the terms of this Lease. In case any action or proceeding is brought against Landlord or any Landlord Indemnified Parties by reason of any such Indemnified Claims, Tenant, upon notice from Landlord, shall defend the same at Tenant's expense by counsel approved in writing by Landlord, which approval shall not be unreasonably withheld.

            19.2 Landlord's Indemnification. Subject to the limitation on Landlord's liability set forth in Paragraph 34 below, Landlord shall be liable for, and shall indemnify, defend and hold Tenant and Tenant's partners, officers, directors, employees, agents, successors and assigns (collectively, "Tenant Indemnified Parties") harmless from and against, any injury to persons or damage to property located on the Premises or Site to the extent such damage or injury arises or results from (a) the gross negligence or willful misconduct of Landlord, its agents or employees and/or (b) the default by Landlord of any obligations on Landlord's part to be performed under the terms of this Lease; provided, however, that Landlord's indemnity shall not apply or extend to any such damage or injury which is covered by any insurance maintained by Tenant or any Tenant Indemnified Parties (or would have been covered had Tenant obtained the insurance as required under this Lease). In case any action or proceeding is brought against Tenant or any Tenant Indemnified Parties by reason of any such injury or damage indemnified by Landlord as set forth hereinabove, Landlord, upon notice from Tenant, shall defend the same at Landlord's expense by counsel approved in writing by Tenant, which approval shall not be unreasonably withheld.

            19.3 Survival; No Release of Insurers. Tenant's and Landlord's indemnification obligations under Subparagraphs 19.1 and 19.2, respectively, shall survive the expiration or earlier termination of this Lease. Tenant's covenants, agreements and indemnification in Subparagraph
      19.1 above, and Landlord's covenants, agreements and indemnification in Subparagraph 19.2 above, are not intended to and shall not relieve any insurance carrier of its obligations under policies required to be carried by Landlord or Tenant, respectively, pursuant to the provisions of this Lease.

      20. Damage or Destruction..

            20.1 Landlord's Rights and Obligations. In the event the Premises or any part of the Building is damaged by fire or other casualty to an extent not exceeding twenty-five percent (25%) of the full replacement cost thereof, and Landlord's contractor reasonably estimates in a writing delivered to the parties that the damage thereto is such that the Building and/or Premises may be repaired, reconstructed (or restored to substantially its condition immediately prior to such damage within one hundred fifty (150) days from the date of such casualty, and Landlord will or would receive insurance proceeds sufficient to cover the costs of such repairs, reconstruction and restoration had Landlord carried the insurance required to be carried by Landlord pursuant to this Lease (including proceeds from Tenant and/or Tenant's insurance which Tenant is required to deliver to Landlord pursuant to Subparagraph 20.2 below), or should Landlord be a self-insurer for such casualty and such casualty would have been covered by the insurance required under this Lease had Landlord not elected to self-insure for such risk, then Landlord shall commence and proceed diligently with the work of repair, reconstruction and restoration and this Lease shall continue in full force and effect. If, however, the Premises or any other part(s) of such Building is damaged to an extent exceeding twenty-five percent (25%) of the full replacement cost thereof, or Landlord's contractor reasonably estimates that such work of repair, reconstruction and restoration will require longer than one hundred fifty (150) days to complete, or Landlord will not receive insurance proceeds even though Landlord carried the insurance required to be carried by Landlord pursuant to this Lease (and/or proceeds from Tenant, as applicable) sufficient to cover the costs of such repairs, reconstruction and restoration, then Landlord may elect to either: (a) repair, reconstruct and restore the portion of the Building and Premises damaged by such casualty (including the Leasehold Improvements and any Tenant Changes insured by Landlord pursuant to Subparagraph 14.1(c)), in which case this Lease shall continue in full force and effect; or (b) terminate this Lease effective as of the date which is thirty (30) days after Tenant's receipt of Landlord's election to so terminate.

            20.2 Tenant's Costs and Insurance Proceeds. In the event of any damage or destruction of all or any part of the Premises, Tenant shall immediately: (a) notify Landlord thereof; and (b) deliver to Landlord all insurance proceeds received by Tenant with respect to the Leasehold Improvements in the Premises but only to the extent that such items are not covered by Landlord's casualty insurance obtained by Landlord pursuant to Paragraph 23 below (excluding proceeds for Tenant's furniture and other personal property), whether or not this Lease is terminated as permitted in this Paragraph 20, and Tenant hereby assigns to Landlord all rights to receive such insurance proceeds.

            If, for any reason (including Tenant's failure to obtain insurance for the full replacement cost of any Tenant Changes which Tenant is required to insure pursuant to Subparagraphs 14.1(c) and/or 22.1 (a) hereof), Tenant fails to receive insurance proceeds covering the full replacement cost of such Tenant Changes which are damaged, Tenant shall be deemed to have self-insured the replacement cost of such Tenant Changes, and upon any damage or destruction thereto, Tenant shall immediately pay to Landlord the full replacement cost of such items, less any insurance proceeds actually received by Landlord from Landlord's or Tenant's insurance with respect to such items, but only to the extent that Landlord is required to or elects to reconstruct the same for Tenant's use as provided in this Lease.

            20.3 Abatement of Rent. In the event that as a result of any such damage, repair, reconstruction and/or restoration of the Premises or the Building, Tenant is prevented from using, and does not use, the Premises or any portion thereof for ten (10) consecutive business days (the "Eligibility Period"), then the rent shall be abated or reduced, as the case may be, during the period that Tenant continues to be so prevented from using and does not use the Premises or portion thereof, in the proportion that the Rentable Square Feet of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total Rentable Square Feet of the Premises. Notwithstanding the foregoing to the contrary, if the damage is due to the negligence or willful misconduct of Tenant or any Tenant Parties, there shall be no abatement of rent.

            20.4 Inability to Complete. Notwithstanding anything to the contrary contained in this Paragraph 20, in the event Landlord is obligated or elects to repair, reconstruct and/or restore the damaged portion of the Building or Premises pursuant to Subparagraph 20.1 above, but is delayed from completing such repair, reconstruction and/or restoration beyond the date which is six (6) months after the date estimated by Landlord's contractor for completion thereof pursuant to Subparagraph 20.1, by reason of any causes beyond the reasonable control of Landlord (including, without limitation, any acts of God, war, governmental restrictions, and delays caused by

      Tenant or any Tenant Parties), then Landlord or Tenant may elect to terminate this Lease upon thirty (30) days' prior written notice to the other party.

            20.5 Damage Near End of Term. In addition to its termination rights in Subparagraphs 20.1 and 20.4 above, Landlord and Tenant shall have the right to terminate this Lease if any damage to the Building or Premises occurs during the last twelve (12) months of the Term of this Lease and Landlord's contractor estimates in a writing delivered to the parties that the repair, reconstruction or restoration of such damage cannot be completed within the earlier of (a) the scheduled expiration date of the Lease Term, or (b) sixty (60) days after the date of such casualty.

            20.6 Tenant's Termination Right. Upon the occurrence of any damage or destruction to the Building which materially affects Tenant's ability to use the Premises, Landlord shall provide to Tenant a written notice of Landlord's contractor's reasonable estimate of the time required to complete the repair and restoration of such damage or destruction (the "Time Estimate"). If the Time Estimate estimates that such repair and restoration will take more than three hundred (300) days to complete (measured from the date of occurrence of such damage or destruction) Tenant may elect to terminate this Lease upon written notice to Landlord, which notice shall be given, if at all, within twenty (20) days following Tenant's receipt of the Time Estimate. If Tenant fails to deliver notice of Tenant's election to terminate this Lease to Landlord within such twenty (20) day period, Tenant shall not have any right to terminate this Lease as a result of such damage or destruction. Once such notice has been delivered, if this Lease is not terminated thereby, as long as Landlord has not elected to terminate as otherwise allowed by the above provisions of this Paragraph 20, Landlord shall proceed to undertake its repair and restoration obligations under this Paragraph 20 and Tenant shall not have the right to terminate this Lease as a result of the occurrence of such damage or destruction, and Landlord agrees to use diligent efforts to complete the restoration work in a timely manner.

            20.7 Waiver of Other Termination Rights. The provisions of California Civil Code Section 1932, Subsection 2, and Section 1933, Subsection 4 (and any successor statutes thereof permitting Tenant to terminate this Lease as a result of any damage or destruction) are hereby expressly waived by Tenant, and Tenant's only termination rights relating to damage to or destruction of the Premises shall be as set forth in Subparagraph 20.4, 20.5 and 20.6, above.

      21. Eminent Domain.

            21.1 Substantial Taking. Subject to the provisions of Subparagraph
      21.4 below, in case the whole of the Premises, or such part thereof as shall substantially interfere with Tenant's use and occupancy of the Premises as reasonably determined by Landlord, shall be taken for any public or quasi-public purpose by any lawful power or authority by exercise of the right of appropriation, condemnation or eminent domain, or sold to prevent such taking, either party shall have the right to terminate this Lease effective as of the date possession is required to be surrendered to said authority.

            21.2 Partial Taking; Abatement of Rent. In the event of a taking of a portion of the Premises which does not substantially interfere with the conduct of Tenant's business, then, except as otherwise provided in the immediately following sentence, neither party shall have the right to terminate this Lease and Landlord shall thereafter proceed to make a functional unit of the remaining portion of the Premises (but only to the extent Landlord receives proceeds therefore from the condemning authority), and rent shall be abated with respect to the part of the Premises which Tenant shall be so deprived on account of such taking.

            21.3 Condemnation Award. Subject to the provisions of Subparagraph
      21.4 below, in connection with any taking of the Premises or Building, Landlord shall be entitled to receive the entire amount of any award which may be made or given in such taking or condemnation. Tenant shall not assert any claim against Landlord or the taking authority for any compensation because of such taking (including any claim for bonus or excess value of this Lease); provided, however, if any portion of the Premises is taken, Tenant shall be granted the right to recover from the condemning authority (but not from Landlord) any compensation as may be separately awarded or recoverable by Tenant for the taking of Tenant's furniture, fixtures, equipment and other personal property within the Premises, for Tenant's relocation expenses, and for any loss of goodwill or other damage to Tenant's business by reason of such taking, and for any Leasehold Improvements and Tenant Changes which remain Tenant's property as of the expiration or sooner termination of this Lease (if any).

            21.4 Temporary Taking. In the event of a taking of the Premises or any part thereof for temporary use, (a) this Lease shall be and remain unaffected thereby and rent shall not abate, and (b) Tenant shall be entitled to receive for itself such portion or portions of any award made for such use with respect to the period of the taking which is within the Term. For purpose of this Subparagraph 21.4, a temporary taking shall be defined as a taking for a period of two hundred seventy (270) days or less.

      22. Tenant's Insurance.

            22.1 Types of Insurance. On or before the earlier of the Commencement Date or the date Tenant commences or causes to be commenced any work of any type in or on the Premises pursuant to this Lease, and continuing during the entire Term, Tenant shall obtain and keep in full force and effect, the following insurance in connection with Tenant's use or occupancy of the Site and the Premises:

            (a) All Risk insurance, including fire and extended coverage, sprinkler leakage (including earthquake sprinkler leakage), vandalism, malicious mischief upon property of every description and kind owned by Tenant and located in the Premises or Building, or for which Tenant is legally liable or installed by or on behalf of Tenant including, without limitation, furniture, equipment and any other personal property, and the Tenant Changes to the extent required under Subparagraph 14.1(c) above, (but excluding the initial Leasehold Improvements previously existing or installed in the Premises), in an amount not less then the full replacement cost thereof. In the event that there shall be a dispute as to the amount which comprises full replacement cost, the decision of Tenant's insurer shall govern.

            (b) Commercial general liability insurance coverage, insuring Tenant's activities at or otherwise affecting the Project, including personal injury, bodily injury (including wrongful death), broad form property damage, operations hazard, owner's protective coverage, contractual liability (including Tenant's indemnification obligations under this Lease, including Paragraph 19 hereof), and owned/non-owned auto liability, with initial limits as follows: general aggregate-not less than Two Million Dollars ($2,000,000.00), and per occurrence-not less than Two Million Dollars ($2,000,000.00). The limits of liability of such commercial general liability insurance shall be increased, if adjusted at all, every five (5) years during the Term of this Lease to an amount reasonably required by Landlord.

            (c) Business Income insurance in such amount as will reimburse Tenant for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent tenants or attributable to prevention of access to the Premises, Tenant's parking areas or to the Building as a result of such perils.

            22.2 Requirements. Each policy required to be obtained by Tenant hereunder shall: (a) be issued by insurers authorized to do business in the state in which the Building is located and rated not less than financial class X, and not less than policyholder rating A- in the most recent version of Best's Key Rating Guide; (b) be in form reasonably satisfactory from time to time to Landlord; (c) name Tenant as named insured thereunder and name Landlord and, at Landlord's request, Landlord's mortgagees and ground lessors of which Tenant has been informed in writing, as additional insureds thereunder, all as their respective interests may appear; (d) not have a deductible amount exceeding Twenty-five Thousand Dollars ($25,000.00); (e) specifically provide that the insurance afforded by such policy for the benefit of Landlord and Landlord's mortgagees and ground lessors shall be primary, and any insurance carried by Landlord or Landlord's mortgagees and ground lessors shall be excess and non-contributing; (f) except for worker's compensation insurance, contain an endorsement that the insurer waives its right to subrogation as described in Paragraph 24 below; and (g) contain an undertaking by the insurer to notify Landlord (and the mortgagees and ground lessors of Landlord who are named as additional insureds) in writing not less than thirty (30) days prior to any material change, reduction in coverage, cancellation or other termination thereof. Tenant agrees to deliver to Landlord, as soon as practicable after the placing of the required insurance, but in no event later than ten (10) days after the date Tenant takes possession of all or any part of the Premises, certified copies of each such insurance policy (or certificates from the insurance company evidencing the existence of such insurance and Tenant's compliance with the foregoing provisions of this Paragraph 22). Tenant shall cause replacement policies or certificates to be delivered to Landlord prior to the expiration of any such policy or policies, or within five (5) business days following the expiration of any such policy or policies if not available until then. If any such initial or replacement policies or certificates are not furnished within the time(s) specified herein, Tenant, subject to Subparagraph 22.3, below, shall be deemed to have self-insured for same. If Tenant does not furnish the required policy(ies) and does not satisfy the requirements imposed by Subparagraph 22.3, Tenant shall be deemed to be in material default under this Lease, and Landlord shall have the right, but not the obligation, to procure such policies and certificates at Tenant's expense.

      23. Landlord's Insurance. During the Term, Landlord shall be required to insure the Building, the Premises, the Leasehold Improvements initially installed in the Premises pursuant to Exhibit "D" and certain Tenant Changes to the extent described in Subparagraph 14.1(c) above (excluding, however, Tenant's furniture, equipment and other personal property and those Tenant Changes which Tenant is obligated to insure pursuant to the provisions of Subparagraphs 14.1(c) and 22.1(a) above) against damage by fire and standard extended coverage perils and general liability insurance, in such reasonable amounts and with such reasonable deductibles as are customarily carried by landlords of comparable Class A quality office buildings located in the South Orange County office market. At Landlord's option, such insurance may be carried under any blanket or umbrella policies which Landlord has in force for other buildings and projects. Landlord may, but shall not be obligated to, carry any other form or forms of insurance as Landlord or the mortgagees or ground lessors of Landlord may reasonably determine is advisable, including rental interruption insurance to the extent commercially reasonable. The cost of insurance obtained by Landlord pursuant to this Paragraph 23 shall be included in Operating Expenses. With respect to the general liability insurance initially obtained by Landlord, such insurance shall be issued by insurers authorized to do business in the state in which the Building is located and rated not less than financial class X and policyholder rating A- in the most recent version of Best's Key Rating Guide, and shall include a deductible amount of not greater than One Hundred Thousand Dollars ($100,000.00).

      24. Waivers of Subrogation.

            24.1 Mutual Waiver of Parties. Landlord and Tenant hereby waive their rights against each other as well as the officers, partners, directors, employees, agents and authorized representatives of Landlord and Tenant with respect to any claims or damages or losses (including any claims for bodily injury to persons and/or damage to property) which are caused by or result from (a) risks to the extent insured against under any insurance policy carried by Landlord or Tenant (as the case may be) pursuant to the provisions of this Lease and enforceable at the time of such damage, loss and/or injury, or (b) risks to the extent the same would have been covered under any insurance to the extent required to be obtained and maintained by Landlord or Tenant (as the case may be) under Paragraphs 22 and 23 of this Lease (as applicable) had such insurance been obtained and maintained as required therein. The foregoing waivers shall be in addition to, and not a limitation of, any other waivers or releases contained in this Lease. In the event that either party elects to self-insure for any of the risks for which the self-insuring party is required to carry property insurance under this Lease, then the self-insuring party shall provide the other party with a commercially reasonable form of written release agreement which provides the other party with a release of liability to the same extent and for the same risks as would be afforded to the other party under a waiver of subrogation under an insurance policy covering the risks for which the self-insuring party has elected to self-insure; provided that such release shall be effective upon such self-insurance, even without such a written release.

            24.2 Waiver of Insurer. Each party shall cause each insurance policy required to be obtained by it pursuant to Paragraphs 22 and 23 (excluding Tenant's worker's compensation insurance) to provide that the insurer waives all rights of recovery by way of subrogation against either Landlord or Tenant, as the case may be, and against the officers, employees, agents, partners and authorized representatives of Landlord and Tenant in connection with any claims, losses and damages covered by such policy. If either party fails to maintain insurance required hereunder, such insurance shall be deemed to be self-insured with a deemed full waiver of subrogation as set forth in the immediately preceding sentence.

      25. Tenant's Default and Landlord's Remedies.

            25.1 Tenant's Default. The occurrence of any one or more of the following events shall constitute a default under this Lease by Tenant:

            (a) the failure by Tenant to make any payment of rent or additional rent or any other payment required to be made by Tenant hereunder within five (5) business days following Tenant's receipt of written notice from Landlord that such payment is due (Late Payment);

            (b) the failure by Tenant to timely perform any of those covenants described in Paragraphs 8.2, 15, 22.2 and 27 of this Lease (which Paragraphs expressly provide for specific notices and cure periods and provide that Tenant's failure to comply with the requests or notices within the time periods provided therein shall be deemed a default by Tenant under this Lease without any additional notice or cure periods);

            (c) the failure by Tenant to observe or perform any of the express or implied covenants or provisions of this Lease to be observed or performed by Tenant, other than as specified in Subparagraphs 25.1(a) or (b) above, where such failure shall continue for a period of thirty (30) days after Tenant's receipt of written notice thereof from Landlord to Tenant; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure, Section 1161 and provided further that, if the nature of Tenant's default is such that more than thirty
(30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant shall commence such cure within said thirty (30) day period and thereafter diligently prosecute such cure to completion, which completion shall occur not later than sixty (60) days from the date of such notice from Landlord (but provided, however, that if the default does not materially physically harm the Building or any other part of the Site and it is objectively impossible to complete such cure within sixty (60) days [excluding impossibility due to Tenant's financial inability to perform], Tenant shall so notify Landlord and shall advise Landlord of the actual time period reasonably necessary to effect such cure, and shall effect such cure within the actual time period reasonably necessary to not be in default if Tenant effects such cure); and

            (d) Except with respect to Tenant's current Bankruptcy which petition was filed on October 2, 2001 (i) the making by Tenant of any general assignment for the benefit of creditors, (ii) the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days),
(iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within sixty
(60) days, or (iv) the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease where such seizure is not discharged within sixty (60) days.

            25.2 Landlord's Remedies; Termination. In the event of any such default by Tenant, in addition to any other remedies available to Landlord under this Lease, at law or in equity, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder. In the event that Landlord shall elect to so terminate this Lease, then Landlord may recover from Tenant:

            (a) the worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus

            (b) the worth at the time of the award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

            (c) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus

            (d) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which, in the ordinary course of things, would be likely to result therefrom including, but not limited to: attorneys' fees; brokers' commissions; the costs of refurbishment, alterations, renovation and repair of the Premises; and removal (including the repair of any damage caused by such removal) and storage (or disposal) of Tenant's personal property, equipment, fixtures, Tenant Changes, Leasehold Improvements and any other items which Tenant is required under this Lease to remove but does not remove.

            As used in Subparagraphs 25.2(a) and 25.2(b) above, the "worth at the time of award" is computed by allowing interest at the Interest Rate set forth in Subparagraph 1.18. As used in Subparagraph 25.2(c) above, the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

            25.3 Landlord's Remedies; Re-Entry Rights. In the event of any such default by Tenant, in addition to any other remedies available to Landlord under this Lease, at law or in equity, Landlord shall also have the right, with or without terminating this Lease, to re-enter the Premises and remove all persons and property from the Premises; such property may be removed, stored and/or disposed of pursuant to Subparagraph 14.4 of this Lease or any other procedures permitted by applicable law. No re-entry or taking possession of the Premises by Landlord pursuant to this Subparagraph 25.3, and no acceptance of surrender of the Premises or other action on Landlord's part, shall be construed as an election to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction.

            25.4 Landlord's Remedies: Continuation of Lease. In the event of any such default by Tenant, in addition to any other remedies available to Landlord under this Lease, at law or in equity, Landlord shall have the right to continue this Lease in full force and effect, whether or not Tenant shall have abandoned the Premises. The foregoing remedy shall also be available to Landlord pursuant to California Civil Code Section 1951.4 and any successor statute thereof in the event Tenant has abandoned the Premises. In the event Landlord elects to continue this Lease in full force and effect pursuant to this Subparagraph 25.4, then Landlord shall be entitled to enforce all of its rights and remedies under this Lease, including the right to recover rent as it becomes due. Landlord's election not to terminate this Lease pursuant to this Subparagraph 25.4 or pursuant to any other provision of this Lease, at law or in equity, shall not preclude Landlord from subsequently electing to terminate this Lease or pursuing any of its other remedies.

            25.5 Rights and Remedies Cumulative. All rights, options and remedies of Landlord contained in this Paragraph 25 and elsewhere in this Lease (including Paragraph 29 below) shall be construed and held to be cumulative, and no one of them shall be exclusive of the other, and Landlord shall have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided by law or in equity, whether or not stated in this Lease. Nothing in this Paragraph 25 shall be deemed to limit or otherwise affect Tenant's indemnification of Landlord pursuant to any provision of this Lease.

            25.6 Arbitration. Should a dispute arise between the parties regarding any matter described above, then except with respect to actions for unlawful or forcible detainer, either party may cause the dispute to be submitted to JAMS/ENDISPUTE ("JAMS") in Orange County, California, for binding arbitration. However, each party reserves the right to seek a provisional remedy by judicial action. No arbitration election by either party pursuant to this subparagraph shall be effective if made later than thirty (30) days following service of a judicial summons and complaint by or upon such party concerning the dispute. The arbitration shall be conducted in accordance with the rules of practice and procedure of JAMS and otherwise pursuant to the California Arbitration Act (Code of Civil Procedure Section 1280 et seq.). The arbitrator shall apportion the costs of the arbitration, together with the attorneys' fees of the parties, in the manner deemed equitable by the arbitrator, it being the intention of the parties that the prevailing party ordinarily be entitled to recover its reasonable costs and fees. Judgment upon any award rendered by the arbitrator may be entered by any court having jurisdiction

      26. Landlord's Default. Landlord shall not be in default in the performance of any obligation required to be performed by Landlord under this Lease unless Landlord has failed to perform such obligation within thirty (30) days after the receipt of written notice from Tenant specifying in detail Landlord's failure to perform; provided however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for its performance, then Landlord shail not be deemed in default if it commences such performance within such thirty (30) day period and thereafter diligently pursues the same to completion. Upon any such uncured default by Landlord, Tenant may exercise any of its rights provided in law or at equity; provided, however: (a) Tenant shall have no right to offset or abate rent in the event of any default by Landlord under this Lease, except to the extent offset rights are specifically provided to Tenant in this Lease; and (b) Tenant's rights and remedies hereunder shall be limited to the extent (I) Tenant has expressly waived in this Lease any of such rights or remedies and/or (ii) this Lease otherwise expressly limits Tenant's rights or remedies, including the limitation on Landlord's liability contained in Paragraph 34 hereof.

      27. Subordination. Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, and at the election of Landlord or any mortgagee of a mortgage or a beneficiary of a deed of trust now or hereafter encumbering all or any portion of the Building or Site, or any lessor of any ground or master lease now or hereafter affecting all or any portion of the Building or Site, this Lease shall be subject and subordinate at all times to such ground or master leases (and such extensions and modifications thereof), and to the lien of such mortgages and deeds of trust (as well as to any advances made thereunder and to all renewals, replacements, modifications and extensions thereof). As a condition precedent to the effectiveness of any such subordination of this Lease to any future ground or master leases or the lien of any future mortgages or deeds of trust, Landlord shall provide to Tenant a commercially reasonable non-disturbance and attornment agreement in recordable form in favor of Tenant in a mutually acceptable form executed by such future ground lessor, master lessor, mortgagee or deed of trust beneficiary, as the case may be, which shall provide that Tenant's quiet possession of the Premises shall not be disturbed on account of such subordination to such future lease or lien so long as Tenant is not in default beyond any applicable cure period under any provisions of this Lease. Notwithstanding the foregoing, Landlord shall have the right to subordinate or cause to be subordinated any or all ground or master leases or the lien of any or all mortgages or deeds of trust to this Lease. In the event that any ground or master lease terminates for any reason or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, at the election of Landlord's successor in interest, Tenant shall attorn to and become the tenant of such successor. Tenant hereby waives its rights under any current or future law which gives or purports to give Tenant any right to terminate or otherwise adversely affect this Lease and the obligations of Tenant hereunder in the event of any such foreclosure proceeding or sale. Tenant covenants and agrees to execute and deliver to Landlord within fifteen (15) business days after receipt of written demand by Landlord and in the form reasonably required by Landlord, any additional documents evidencing the priority or subordination of this Lease with respect to any such ground or master lease or the lien of any such mortgage or deed of trust. Should Tenant fail to sign and return any such documents within said 15 business day period, Tenant shall be in default hereunder without the benefit of any additional notice or cure periods specified in Subparagraph 25.1 above.

      28. Estoppel Certificate.

            28.1 Tenant's Obligations. Within twenty (20) business days following Landlord's written request, Tenant shall execute and deliver to Landlord an estoppel certificate, in a form satisfactory to Landlord's current or future lender certifying: (a) the Commencement Date of this Lease; (b) that this Lease is unmodified and in full force and effect (or, if modified, that this Lease is in full force and effect as modified, and stating the date and nature of such modifications); (c) the date to which the rent and other sums payable under this Lease have been paid; (d) that there are not, to the best of Tenant's knowledge, any defaults under this Lease by either Landlord or Tenant, except as specified in such certificate; and (e) such other matters as are reasonably requested by Landlord (which matters may be certified to the best of Tenant's knowledge to the extent such matters are not capable of being objectively known to Tenant with certainty). Landlord's request for such an estoppel certificate shall be delivered to Tenant and to Tenant's Law Department (provided Tenant has supplied Landlord with a current address for Tenant's Law Department) by certified or express mail or by overnight delivery service (such as Federal Express), with other copies provided in the manner specified in this Lease for delivery of notices. Any such estoppel certificate delivered pursuant to this Subparagraph 28.1 may be relied upon by any mortgagee, beneficiary, purchaser or prospective purchaser of any portion of the Site, as well as their assignees.

            28.2 Tenant's Failure to Deliver. Tenant's failure to deliver such estoppel certificate within such time shall be conclusive upon Tenant that: (a) this Lease is in full force and effect without modification, except as may be represented by Landlord; (b) there are no uncured defaults in Landlord's or Tenant's performance; and (c) Other than deposits provided for in Section 1.16, not more than one (1) month's rental has been paid in advance.

      29. PERFORMANCE BY TENANT; INTEREST AND LATE CHARGES.

            29.1 Landlord's Right to Perform. Except as specifically provided otherwise in this Lease, all covenants and agreements by Tenant under this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any abatement or offset of rent. If Tenant shall fail to pay any sum of money (other than Annual Basic Rent) or perform any other act on its part to be paid or performed hereunder and such failure shall continue for three (3) days with respect to monetary obligations (or ten (10) days with respect to non-monetary obligations) after Tenant's receipt of written notice thereof from Landlord, Landlord may, without waiving or releasing Tenant from any of Tenant's obligations, make such payment or perform such other act on behalf of Tenant. All sums so paid by Landlord and all necessary incidental costs incurred by Landlord in performing such other acts shall be payable by Tenant to Landlord within five (5) days after Tenant's receipt of demand therefore as additional rent. The foregoing rights are in addition to any and all remedies available to Landlord upon Tenant's default as described in Paragraph 25.

            29.2 Interest. If any monthly installment of Annual Basic Rent or Excess Expenses, or other amount payable by Tenant or Landlord hereunder is not received by the other party within ten (10) days after the date when due, it shall bear interest at the Interest Rate set forth in Subparagraph 1.19 from the date due until paid.

            29.3 Late Charges. Tenant acknowledges that, in addition to interest costs, the late payments by Tenant to Landlord of any Annual Basic Rent or other sums due under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impractical to fix. Such other costs include, without limitation, processing, administrative and accounting charges and late charges that may be imposed on Landlord by the terms of any mortgage, deed of trust or related loan documents encumbering the Premises, the Building or the Site. Accordingly, if any monthly installment of Annual Basic Rent or Excess Expenses or any other amount payable by Tenant hereunder is not received by Landlord by the due date thereof, Tenant shall pay to Landlord an additional sum of four percent (4%) of the overdue amount as a late charge. The parties agree that such late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of any late payment as hereinabove referred to by Tenant, and the payment of late charges and interest are distinct and separate in that the payment of interest is to compensate Landlord for the use of Landlord's money by Tenant, while the payment of late charges is to compensate Landlord for Landlord's processing, administrative and other costs incurred by Landlord as a result of Tenant's delinquent payments. Acceptance of a late charge or interest shall not constitute a waiver of Tenant's default with respect to the overdue amount or prevent Landlord from exercising any of the other rights and remedies available to Landlord under this Lease or at law or in equity now or hereafter in effect.

      30. Cure Rights of Landlord's Mortgagees and Lessors. In the event of any default on the part of Landlord, Tenant will give notice by registered or certified mail to any beneficiary of a deed of trust or mortgagee covering the Premises or ground lessor of Landlord whose address shall have been furnished to Tenant, and shall offer such beneficiary, mortgagee or ground lessor the same opportunity to cure the default as is afforded Landlord pursuant to this Lease. Landlord's current lender contact information is on the attached Exhibit H.

      31. Transfer of Owner's Interest. The term "Landlord" as used in this Lease, so far as covenants or obligations on the part of the Landlord are concerned, shall be limited to mean and include only the owner or owners, at the time in question, of the fee title to, or a Iessee's interest in a ground lease of, the Site. In the event of any transfer or conveyance of any such title or interest (other than a transfer for security purposes only), the transferor shall be automatically relieved of all covenants and obligations on the part of Landlord contained in this Lease accruing after the date of such transfer or conveyance to the extent the transferee expressly assumes the same. Landlord and Landlord's transferees and assignees shall have the absolute right to transfer all or any portion of their respective title and interest in the Site, the Building, the Premises and/or this Lease without the consent of Tenant, and such transfer or subsequent transfer shall not be deemed a violation on Landlord's part of any of the terms and conditions of this Lease.

      32. Quiet Enjoyment. Landlord covenants and agrees with Tenant that, upon Tenant performing all of the covenants and provisions on Tenant's part to be observed and performed under this Lease (including payment of rent hereunder), Tenant shall and may peaceably and quietly have, hold and enjoy the Premises in accordance with and subject to the terms and conditions of this Lease.

      33. Parking.

            33.1 Tenant's Parking Spaces. During the Term of this Lease (as the same may be extended or renewed), Landlord shall provide to Tenant the number of parking spaces specified in Subparagraph 1.21 hereof for use by Tenant's employees or a nonexclusive basis in the common parking areas for the Building within the Project, as designated by Landlord from time to time. Landlord shall at all times have the right to establish and modify, on a non- discriminatory basis, the nature and extent of the parking areas for the Building and Project (including whether such areas shall be surface, underground and/or other structures) as long as Tenant is provided, on a non-discriminatory basis, the number of parking spaces designated in Subparagraph 1.21. Tenant and its employees shall be provided access to the parking areas for the Project seven (7) days a week and twenty-four (24) hours per day. Throughout the entire Lease Term (as the same may be extended and/or renewed) the parking spaces provided to Tenant as specified in Subparagraph 1.21 and visitor parking for Tenant's guests and invitees shall be free of charge. However, all costs of operating, maintaining and repairing the parking areas shall be included as Operating Expenses.

            33.2 Visitor Parking. In addition to such parking spaces for use by Tenant's employees, Landlord shall permit access to the parking areas for Tenant's visitors, subject to availability of spaces.

            33.3 Parking Rules. The use of the parking areas shall be subject to the Parking Rules and Regulations attached hereto as Exhibit "H" and any other reasonable, non-discriminatory rules and regulations adopted by Landlord and/or Landlord's parking operators from time to time, including any system for controlled ingress and egress. Tenant shall not use more parking spaces than its allotment and shall not use any parking spaces specifically assigned by Landlord to other tenants of the Building or Project or for such other uses as visitor parking. Tenant's parking spaces shall be used only for parking by vehicles no larger than normally sized passenger automobiles or pick-up trucks and vans. Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant's employees, suppliers, shippers, customers or invitees to be loaded, unloaded, or parked in areas other than those designated by Landlord for such activities. If Tenant permits or allows any of the prohibited activities described herein, then Landlord shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost thereof to Tenant, which cost shall be immediately payable by Tenant upon demand by Landlord.

      34. Limitation on Landlord's Liability. Notwithstanding anything contained in this Lease to the contrary, the obligations of Landlord under this Lease (including any actual or alleged breach or default by Landlord) do not constitute personal obligations of the individual partners, directors, officers, members or shareholders of Landlord or Landlord's partners, and Tenant shall not seek recourse against the individual partners, directors, officers, members or shareholders of Landlord or Landlord's partners, or any of their personal assets for satisfaction of any liability with respect to this Lease. In addition, in consideration of the benefits accruing hereunder to Tenant and notwithstanding anything contained in this Lease to the contrary, Tenant hereby covenants and agrees for itself and all of its successors and assigns that the liability of Landlord for its obligations under this Lease (including any liability as a result of any actual or alleged failure, breach or default hereunder by Landlord), shall be limited to the fair market value of Landlord's equity interest in the Site. The foregoing provisions are not intended to relieve Landlord from the performance of any of Landlord's obligations under this Lease, but only to limit the personal liability of Landlord in case of recovery of a judgment against Landlord, nor shall this Paragraph 34 be deemed to limit Tenant's rights to obtain injunctive relief or specific performance or other remedy which may be accorded Tenant at law, in equity or under this Lease.

      35. Hazardous Materials.

            35.1 Tenant's and Landlord's Covenants. In addition to its other obligations under this Lease (including Paragraph 8 hereof), Tenant covenants to comply with all applicable laws relating to Hazardous Materials with respect to the Premises, the Building and the Site. Except for general office supplies typically used in an office area in the ordinary course of business (such as copier toner, liquid paper, glue, ink, and cleaning solvents), for use in the manner for which they were designed and only in accordance with all Hazardous Materials laws and the highest standards prevailing in the industry for such use, and then only in such amounts as may be normal for the office business operations conducted by Tenant on the Premises, neither Tenant nor any Tenant Parties (as defined in Subparagraph 19.1) shall use, handle, store or dispose of any Hazardous Materials in, on, under or about the Premises, the Building or the Site. Tenant shall promptly take all actions, at its sole cost and expense, as are necessary to return the Premises, Building, Site and Project to the condition existing prior to the introduction of any such Hazardous Materials by Tenant or any Tenant Parties, provided Landlord's approval of such actions shall first be obtained, except in the case of an emergency, in which case Tenant shall notify Landlord of such actions as soon as is reasonably possible. Furthermore, Tenant shall immediately notify Landlord of any inquiry, test, investigation or enforcement proceeding by or against Tenant or the Premises concerning the presence of any Hazardous Material. In addition to its other obligations under this Lease, Landlord covenants to comply with all applicable laws relating to Hazardous Materials with respect to the Premises, the Building and the Site. Except for general office supplies typically used in an office area in the ordinary course of business, except for petroleum, oils, and other items used in connection with the operation of automobiles and other equipment, and except for common and customary construction materials (including, without limitation, solvents, lubricants, fuels, mastics and adhesives) and common cleaning and janitorial supplies reasonably necessary for the maintenance, operation, repair and improvement of the Project, Building and the Site, for use in the manner for which they were designed and only in accordance with all Hazardous Materials laws and reasonable prudent standards prevailing in the industry for such use, and then only in such amounts as may be normal for the office business operations conducted by Landlord on the Site, neither Landlord nor any of Landlord's partners, officers, contractors, directors or employees (collectively, "Landlord Parties") shall use, handle, store or dispose of any Hazardous Materials in, on, under or about the Premises, the Building or the Site in violation of any restrictions or limitations contained in this Lease or applicable law. Landlord shall promptly provide Tenant with any notices relating to Hazardous Materials which Landlord is obligated to provide Tenant under applicable laws. In addition, neither Tenant nor any Tenant Parties shall allow any Noxious Substances or, except as expressly permitted by this Paragraph 35, Hazardous Materials, to be released into, flow or seep into, or be placed into the Premises. Tenant shall promptly take all actions, at its sole cost and expense, as are necessary to maintain the Premises, Building, Site and Project in the condition existing prior to the introduction of any Hazardous Materials and/or Noxious Substances by Tenant or any Tenant Parties. Tenant shall promptly provide Landlord with any notices relating to Hazardous Materials which Tenant is obligated to provide Landlord under applicable laws. To Landlord's actual knowledge, the Site does not contain any Hazardous Materials as of the date of this Lease, except as permitted by this Subparagraph 35.1.

            35.2 Indemnities. Tenant shall be solely responsible for and shall indemnify, defend (with counsel reasonably approved by Landlord) and hold Landlord harmless from and against any and all claims, judgments, suits, causes of action, damages, penalties, fines, liabilities, losses and expenses (including, without limitation, investigation and clean-up costs, attorneys' fees, consultant fees and court costs) which arise during or after the Term of this Lease as a result of Tenant's breach of any of the obligations and covenants set forth in Subparagraph 35.1 above, and/or any contamination of the Premises, Building, Site or Project directly or indirectly arising from the activities of Tenant or any Tenant Parties. Tenant shall not be responsible for any costs or expenses relating the remediation or cleanup of Hazardous Materials which were located on the Project prior to the date of this Lease or which are placed or discharged on or about the Project by Landlord, Landlord's employees, contractors or agents or any individual or entity other than Tenant or one or more Tenant Parties.

            35.3 Definition of Hazardous Materials. For purposes of this Lease, the term "Hazardous Materials" shall mean, collectively, asbestos, any petroleum fuel, and any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the State of California or the United States Government, including, but not limited to, any material or substance defined as a "hazardous waste," "extremely hazardous waste," "restricted hazardous waste," "hazardous substance," "hazardous material" or "toxic pollutant" under the California Health and Safety Code and/or under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601, et seq.

            35.4 Survival. The foregoing covenants and indemnities of Tenant and Landlord shall survive the expiration or earlier termination of the Lease.

      36. Miscellaneous.

            36.1 Governing Law. This Lease shall be governed by, and construed pursuant to, the laws of the State of California.

            36.2 Successors and Assigns. Subject to the provisions of Paragraph 31 above, and except as otherwise provided in this Lease, all of the covenants, conditions and provisions of this Lease shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective heirs, personal representatives and permitted successors and assigns; provided, however, no rights shall inure to the benefit of any Transferee of Tenant unless the Transfer to such Transferee is made in compliance with the provisions of Paragraph 16, and no options or other rights which are expressly made personal to the original Tenant hereunder or in any rider attached hereto shall be assignable to or exercisable by anyone other than the original Tenant under this Lease.

            36.3 No Merger. The voluntary or other surrender of this Lease by Tenant or a mutual termination thereof shall not work as a merger and shall, at the option of Landlord, either (a) terminate all or any existing subleases, or (b) operate as an assignment to Landlord of Tenant's interest under any or all such subleases. 36.2

            36.4 Professional Fees. If either Landlord or Tenant should bring suit against the other with respect to this Lease, including for unlawful detainer or any other relief against the other hereunder, then all costs and expenses incurred by the prevailing party therein (including, without limitation, its actual appraisers', accountants', attorneys' and other professional fees and court costs) shall be paid by the other party.

            36.5 Waiver. The waiver by either party of any breach by the other party of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant and condition herein contained, nor shall any custom or practice which may become established between the parties in the administration of the terms hereof be deemed a waiver of, or in any way affect, the right of any party to insist upon the performance by the other in strict accordance with said terms. No waiver of any default of either party hereunder shall be implied from any acceptance by Landlord or delivery by Tenant (as the case may be) of any rent or other payments due hereunder or any omission by the non-defaulting party to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect defaults other than as specified in said waiver. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent.

            36.6 Joint and Several Liability. If more than one person or entity executes this Lease as Tenant: (a) each of them is and shall be jointly and severally liable for the covenants, conditions, provisions and agreements of this Lease to be kept, observed and performed by Tenant; and
      (b) the act or signature of, or notice from or to, any one or more of them with respect to this Lease shall be binding upon each and all of the persons and entities executing this Lease as Tenant with the same force and effect as if each and all of them had so acted or signed, or given or received such notice.

            36.7 Terms and Headings. The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular. Words used in any gender include other genders. The paragraph headings of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof except that underlined words within
      Section 1 are defined terms and not headings.

            36.8 Time. Time is of the essence with respect to performance of every provision of this Lease in which time or performance is a factor. All references in this Lease to "days" shall mean calendar days unless specifically modified herein to be "business" days.

            36.9 Prior Agreements; Amendments. This Lease (and the Exhibits and Riders attached hereto) contain all of the covenants, provisions, agreements, conditions and understandings between Landlord and Tenant concerning the Premises and any other matter covered or mentioned in this Lease, and no prior agreement or understanding, oral or written, express or implied, pertaining to the Premises or any such other matter shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest. The parties acknowledge that all prior agreements, representations and negotiations are deemed superseded by the execution of this Lease to the extent they are not expressly incorporated herein.

            36.10 Separability. The invalidity or unenforceability of any provision of this Lease (except for Tenant's obligation to pay Annual Basic Rent and Excess Expenses under Paragraphs 5 and 6 hereof) shall in no way affect, impair or invalidate any other provision hereof, and such other provisions shall remain valid and in full force and effect to the fullest extent permitted by law.

            36.11 Exhibits and Riders. All Exhibits and Riders attached to this Lease are hereby incorporated in this Lease as though set forth at length herein.

            36.12 Signs and Auctions. Tenant shall have the right to install eyebrow level signage on the exterior of the subject building in conformance with the Foothill Plaza and City of Lake Forest sign regulations. The size, font type, color and location of the sign shall be subject to

      Landlord's approval. Additionally, Tenant shall have an identity sign on the entry door of the Premises. Tenant shall have no right to conduct any auction in, on or about the Premises, the Building or Site.

            36.13 Accord and Satisfaction. No payment by Tenant or receipt by Landlord of a lesser amount than the rent payment herein stipulated shall be deemed to be other than on account of the rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy provided in this Lease. Tenant agrees that each of the foregoing covenants and agreements shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by any statute or at common law.

            36.14 Financial Statements. Upon ten (10) days prior written request from Landlord (which Landlord may make at any time during the Term but no more often than one (1) time in any calendar year), Tenant shall deliver to Landlord (a) a current annual report, or if not applicable, financial statement of Tenant, and (b) annual reports, or if not applicable, financial statements of Tenant for the two (2) years prior to the current financial statement year. Such annual report or statements shall be prepared in accordance with generally accepted accounting principles and certified as true in all material respects by Tenant (if Tenant is an individual) or by an authorized officer or general partner of Tenant (if Tenant is a corporation or partnership, respectively).

            36.15 Tenant's Authority. If Tenant executes this Lease as a partnership, limited liability company or corporation, then Tenant and the persons and/or entities executing this Lease on behalf of Tenant represent and warrant that: (a) Tenant is a duly authorized and existing partnership, limited liability company or corporation, as the case may be, and is qualified to do business in the state in which the Building is located; (b) such persons and/or entities executing this Lease are duly authorized to execute and deliver this Lease on Tenant's behalf in accordance with the Tenant's partnership agreement (if Tenant is a partnership), operating agreement (if Tenant is a limited liability company) or a duly adopted resolution of Tenant's board of directors and the Tenant's by-laws (if Tenant is a corporation); and (c) this Lease is binding upon Tenant in accordance with its terms.

            36.16 Landlord's Lien Waiver. If Tenant desires to purchase subject to a security interest, lease or obtain a loan secured by Tenant's personal property in the Premises and requests that Landlord execute a lien waiver in connection therewith waiving Landlord's lien rights to such personal property. Landlord agrees to execute such a lien waiver on Landlord's standard form. Notwithstanding the foregoing, however, if Landlord incurs processing costs (including attorneys' fees) in connection with such reasonable request which exceed $300.00, then Tenant shall reimburse such excess costs to Landlord within fifteen (15) days following Tenant's receipt of invoice(s) therefore. Nothing in this Subparagraph
      36.16 shall permit Tenant to encumber its leasehold interest in the Premises.

            36.17 Confidentiality. ALL DOCUMENTS, TERMS, PROVISIONS, AND CONDITIONS RELATING TO THIS LEASE, including, without limitation, all details of Basic Rent, Operating Expenses, and any options (collectively referred to as the "Agreement Details"), ARE CONFIDENTIAL. Except as may be reasonably required to obtain Bankruptcy court approval, Tenant, its agents, employees, invitees and representatives shall maintain the strictest confidence regarding the Agreement Details. Under no circumstances shall Tenant, its agents, employees, invitees or representatives discuss or disclose to any other individual or entity (or representative of same) any of the Agreement Details. Further, Tenant shall be solely responsible for and shall indemnify, protect, defend (with counsel reasonably approved by Landlord) and hold Landlord harmless from and against any and all claims, judgments, suits, causes of action, damages, penalties, fines, liabilities, losses and expenses (including, without limitation, loss of prospective tenants, rents, sales or other business or profits, attorneys' fees, consultant fees and court costs) which arise during or after the term of this Lease as a result of the breach of any of the obligations and covenants set forth in this Subparagraph, and/or any other disclosure by Tenant, its agents, employees, invitees or representatives of any Agreement Details/Tenant's indemnification obligations under this Subparagraph shall survive the expiration or earlier termination of this Lease. This Subparagraph shall not be deemed to prohibit disclosure to the extent that the disclosure is required by law.

            36.18 Waiver of Jury Trial. Landlord and Tenant each acknowledge that it is aware of and has had the advice of counsel of its choice with respect to its right to trial by jury, and each party does hereby expressly and knowingly waive and release all such rights to trial by jury in any action, proceeding or counterclaim brought by either party hereto against the other (and/or against its officers, directors, employees, agents, or subsidiary or affiliated entities) on any matters whatsoever arising out of or in any way connected with this lease, tenant's use or occupancy of the premises, and/or any claim of injury or damage.

            36.19 Reasonableness. Whenever the Lease grants Landlord or Tenant the right to take action, exercise discretion, establish rules and regulations or make allocations or other determinations. Landlord and Tenant shall act reasonably and in good faith and take no action Which might result in the frustration of the reasonable expectations of a sophisticated landlord and sophisticated tenant concerning the benefits to be enjoyed under the Lease.

            36.20 Bankruptcy Approval. This lease shall not take effect or be binding on either party until and unless approved by the Bankruptcy Court presiding over the Tenant's bankrupt estate.

      IN WITNESS WHEREOF, the parties have executed this Lease as of the day and year first above written.

"LANDLORD"                            CT FOOTHILL 10/241, LLC,
                                      a California limited liability company

                                      By: CT FOOTHILL PLAZA LLC,
                                      a California limited liability company,
                                      its Managing Member

                                          BY: CT REALTY CORPORATION,
                                          a California corporation,
                                          its Managing Member

                                          By: /s/ Robert M. Campbell
                                             -----------------------------------
                                             Robert M. Campbell, President

                                          By: FOOTHILL 10/241, LLC,
                                          a California limited liability company

                                          By: /s/ Robert J. Searles
                                              ----------------------------------
                                              Robert J. Searles, Member

"TENANT"                              FOUNTAIN VIEW, Inc.,
                                      a Delaware corporation

                                      By: /s/ ILLEGIBLE
                                          --------------------------------------
                                      Its: CEO
                                          --------------------------------------

                                      By:
                                          --------------------------------------
                                      Its:
                                          --------------------------------------

                            ANNUAL BASIC RENT RIDER
                          RIDER NO. 1 TO OFFICE LEASE

      This Rider No. 1 is made and entered into by and between FOUNTAIN VIEW, INC. ("Tenant'), and CT FOOTHILL 10/241, LLC, a California limited liability company ("Landlord"), as of the day and year of the Lease between Landlord and Tenant to which this Rider is attached. Landlord and Tenant hereby agree that, the provisions set forth below shall be deemed to be part of the Lease and shall supersede any inconsistent provisions of the Lease. All references in the Lease and in this Rider to the "Lease" shall be construed to mean the Lease (and all exhibits attached thereto), as amended and supplemented by this Rider. All capitalized terms not defined in this Rider shall have the same meaning as set forth in the Lease.

      Subject to any adjustment of the Rentable Square Feet (RSF) of the Premises pursuant to Exhibit "C", the Annual Basic Rent and Monthly Basic Rent as of the Commencement Date and as set forth in Paragraph 1 of the Lease shall be in accordance with the following schedule (Term below does not include the period of Free Early Occupancy equal to an additional three and one half months):

Months During Term                Annual Basic Rent      Monthly Basic Rent/RSF
------------------                -----------------      ----------------------
      01-30*                         $498,556.80*      $41,546.40/$2.10 per RSF*
      31-60                          $510,427.20       $42,535.60/$2.15 per RSF
      61-78                          $522,297.60       $43,524.80/$2.20 per RSF
      79-90                          $534,168.00       $44,514.00/$2.25 per RSF

Provided Tenant is not in Default under
the terms of the Lease during the period in which the abatement is to occur, the following rent abatements shall apply:

Months During Term When a Portion of the    *Monthly Amount Abated    *Monthly Amount Abated/RSF
----------------------------------------    ----------------------    --------------------------
        Rent is Abated
        --------------
            06-17                                $20,773.20                  $1.05 per RSF

                         OUTSIDE COMMENCEMENT DATE RIDER

                          RIDER NO. 2 TO OFFICE LEASE

      This Rider No. 2 is made and entered into by and between FOUNTAIN VIEW INC. ("Tenant"), and CT FOOTHILL 10/241, LLC, a California limited liability company ("Landlord"), as of the day and year of the Lease between Landlord and Tenant to which this Rider is attached. Landlord and Tenant hereby agree that, the provisions set forth below shall be deemed to be part of the Lease and shall supersede any inconsistent provisions of the Lease. All references in the Lease and in this Rider to the "Lease" shall be construed to mean the Lease (and all exhibits attached thereto), as amended and supplemented by this Rider. All capitalized terms not defined in this Rider shall have the same meaning as set forth in the Lease.

            1. The provisions of Subparagraph 4.2 of the Lease to the contrary notwithstanding, in the event that the Early Occupancy Date has not occurred by March 1, 2003 (the "Outside Date") as a result of Landlord's failure to substantially complete the Leasehold Improvements by such date, which Outside Date shall be extended day for day by the number of days of Tenant Delays (as such term is defined in Exhibit "D" to the Lease) and by up to sixty (60) days of Force Majeure Delays (as defined below), then Tenant shall have the right to deliver a notice to Landlord (the "Termination Notice") electing to terminate the Lease effective as of the date of Landlord's receipt of such Termination Notice (the "Effective Date"). Except as provided herein below, the Termination Notice must be delivered by Tenant to Landlord, if at all, not earlier than the Outside Date and not later than ten (10) business days after the Outside Date. If Tenant timely delivers the Termination Notice to Landlord, then Landlord shall have the right to suspend the Effective Date for a period of thirty (30) days after the Effective Date stated in the Termination Notice. In order to suspend the Effective Date, Landlord must deliver to Tenant, within ten (10) days after receipt of the Termination Notice, a written statement of Landlord's contractor in charge of construction certifying that in such contractor's good faith judgment the Leasehold Improvements will be substantially completed within thirty (30) days after the Effective Date. If the Leasehold Improvements are substantially completed or the Early Occupancy Date otherwise occurs within said thirty (30)-day suspension period, then the Termination Notice shall be of no further force or effect.

            2. If, prior to the Outside Date (as so extended by Tenant Delays and Force Majeure Delays), Landlord determines that the Early Occupancy will not occur by such Outside Date as a result of Landlord's failure to substantially complete the Leasehold Improvements thereby, Landlord shall have the option to deliver a written notice to Tenant stating Landlord's opinion as to the date by which the Leasehold Improvements may be substantially completed and Tenant shall be required, within ten (10) business days after receipt of such notice, to either deliver the Termination Notice (which will mean that the Lease shall thereupon terminate and shall be of no further force and effect) or agree to extend the Outside Date to that date which is set by Landlord. If the Outside Date is so extended, Landlord's right to request Tenant to elect to either terminate or further extend the Outside Date shall remain and shall continue to remain, with each of the notice periods and response periods set forth above, until the Leasehold Improvements are substantially completed or the Lease is terminated, as applicable.

            3. Subject to the limitations specified herein above, the Effective Date and Outside Date above shall be extended day for day to the extent of any Tenant Delays and "Force Majeure Delays". "Force Majeure Delays" shall mean and refer to a period of delay or delays encountered by Landlord affecting the work of construction of the Leasehold Improvements because of delays due to: excess time in obtaining governmental permits or approvals beyond the time period normally required to obtain such permits or approvals for similar space, similarly improved in similar office buildings in the area of the Building; fire, earthquake, inclement weather or other acts of God; acts of the public enemy; riot; insurrection; governmental regulation of the sales of materials or supplies or the transportation thereof; strikes or boycotts; shortages of material or labor; or any other cause beyond the reasonable control of Landlord.

                            FIRST AMENDMENT TO LEASE

I. PARTIES AND DATE

      This First Amendment to Lease (the "Amendment") dated as of February 5,2004 (the "Effective Date"), is by and between Skilled Healthcare Group, Inc, a Delaware corporation, (formerly known as Fountain View, Inc., a Delaware corporation, ("Tenant*') and CT FOOTHILL 10/241, LLC, a California limited liability company ("Landlord").

II. RECITALS

      A. By a lease dated August 26,2002, (the "Original Lease") Landlord did lease to Tenant the Premises, which consists of space as generally shown on the floor plans attached to the original lease as Exhibit "B-l", located in the building whose address is 27442 Portola Parkway, Foothill Ranch, California.

      B. Landlord and Tenant each desire to modify the Lease to expand the Premises and make such other modifications as are set for in
      III. "MODIFICATIONS" next below.

III. MODIFICATIONS. Effective as of the Effective Date, the lease is hereby amended as follows:

      A. Additional Expansion Space. Tenant shall lease an additional 4,818 rentable square feet and 4,236 usable on the ground floor of the 27442 building ("Additional Expansion Space"). This expands their currently occupied space to a new total rentable square footage of 24,734. This is depicted on the floor plan attached to this Amendment as Exhibit "A" and incorporated herein by this reference, for a term equal to the men unexpired portion of the Lease Term of the Premises, whereupon the space shall be deemed a part of the Premises. Tenant's lease of the Additional Expansion Space shall be subject to all of the terms of the Lease except:
      (i) as specified below in this Amendment; (ii) the Basic Rent for the Additional Expansion Space shall be as described in Paragraph E of the Amendment; (iii) the Operating Expense Base Year shall be the same as is provided for the Premises; and (iv) effective as of the Commencement Date for the Additional Expansion Space, Landlord shall provide Tenant with additional unreserved parking according to the provisions of Paragraph 121 of the Lease.

      B. Expansion Space Improvements: Landlord shall provide "Build to Suit" tenant improvements in the Additional Expansion Space per a Mutually acceptable space plan, the total cost of which shall not exceed $10.00 per useable square foot ("Expansion Space Improvements"). Tenant shall have the right to occupy the Additional Expansion Space at any time after the Expansion Space Improvements have been substantially completed. Tenant shall be obligated to pay Basic Rent, Excess Expenses and any other charges for the Additional Expansion Space as of the agreed upon Rent Commencement Date as stated below.

      C. Early Occupancy: Tenant will be granted three (3) months of Basic Rent Free Early Occupancy beginning the earlier of April 1,2004 or upon substantial completion of the Expansion Space Improvements ("Early Occupancy Date").

      D. Rent Commencement Date: Tenant shall begin paying Basic Rent, Excess Expenses and any other charges for the Additional Expansion Space upon the earlier of July 1,2004 or three (3) months after the Early Occupancy Date.

      E. Basic Rent - Upon the Rent Commencement Date and continuing through the then unexpired portion of the initial Lease Term of the Premises, the monthly Basic Rent for the Additional Expansion Space shall be as follows:

      MONTHS                         MONTHLY BASIC RENT
      ------                         ------------------
      01-30                          $10,395.00 ($2.10 per Rentable Square Foot)
      31-60                          $10,642.50 ($2.15 per Rentable Square Foot)
      61-75.5                        $10,890.00 ($2.20 per Rentable Square Foot)

      So long as Tenant is not in default under the terms of the Lease and this First Amendment, Tenant shall receive a reduction in rent for the Additional Expansion Space based on the following schedule:

      ABATED RENT MONTHS             DOLLAR AMOUNT ABATED
      ------------------             --------------------
      02-13                          $5,197.50 ($1.05 per Rentable Square Foot)

      Upon execution of this amendment, Tenant shall pay the First Months Rent as per the above terms. All other terms per the original lease through termination shall remain the same.

      F. First Months Rent: Upon the execution of this amendment, Tenant shall pay to the Landlord the First Months rent as per the Basic Rent terms.

      G.    Security Deposit: Not Applicable

      H. Reserved Parking Spaces: Tenant, at Tenant's expense, will be allowed to install eight (8) reserved parking spaces at a location in the parking lot approved by the Landlord

IV. GENERAL

      A. Effect of Amendment. This Lease shall remain in full force and effect except to the extent that it is modified by this Amendment.

      B. Entire Agreement. This Amendment embodies the entire understanding between Landlord and Tenant with respect to the modifications set forth in "III. Modifications" above and can be changed only by a writing signed by Landlord and Tenant.

      C. Counterparts. This Amendment may be executed in counterparts, and it shall be binding upon the parties as if all of said parties executed the original hereof. It is agreed that a facsimile transmission of an executed copy of this Amendment may be relied upon as conclusive evidence of the execution of this Amendment by the party whose signature is shown below on such facsimile transmission.

      D. Defined Terms. All words commencing with initial capital letters in this Amendment and defined in the Lease shall have the same meaning in this amendment as in the Lease, unless they are otherwise defined in this Amendment.

      E. Corporate. Partnership, etc. Authority. If either party is a corporation, limited liability company, partnership or other entity, or is comprised of any or all of them, each individual executing this Amendment for the corporation, limited liability company, partnership or other entity represents that he or she is duly authorized to execute and deliver this Amendment on behalf of the respective corporation, limited liability company, partnership or other entity in accordance with its terms.

                                  EXHIBIT "A"

                                  (FLOOR PLAN)